As filed with the Securities and Exchange Commission on June 19, 2003

                                             Registration No.  333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  --------------------------------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  --------------------------------------------
                                  VISEON, INC.
                  ----------------------------------------------
                 (Exact name of Registrant specified in charter)

      Nevada                        3576                        41-1767211
--------------------------------------------------------------------------------
    (State of                (Primary Industrial            (I.R.S.  Employer
   Incorporation)              Classification)                 I.D.#)


                     545 E. John Carpenter Fwy., Suite 1430
                               Irving, Texas 75062
                               Tel: (214) 424-5700
            ----------------------------------------------------------
           (Address, including zip code of principal place of business and telephone number, including area code of
                   Registrant's principal executive offices.)

   John C. Harris                                With a copy to:
   Chief Executive Officer and President        Randall W.  Heinrich
   545 E. John Carpenter Freeway, Suite 1430    Gillis, Paris & Heinrich, L.L.P.
   Irving, Texas 75062                          8 Greenway Plaza, Suite 818
   Tel: (214) 424-5701                          Houston, Texas 77046
   (Name, address, including zip code           (713) 951-9100
   and telephone number, including
   area code of agent for service.)

Approximate date of commencement date or proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

         CALCULATION OF REGISTRATION FEE

                                                       Proposed
Title of each class                   Proposed          maximum      Amount of
of securities to be  Amount to be  maximum offering    aggregate    registration
registered           registered(1) price per share(2) offering price(2)  fee

Common Stock         15,148,819 (3)   $0.35        $5,301,946(2)       $487.78
--------------------

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).
(2) Estimated solely for purposes of calculating the registration fee based on the closing price of the Registrant's common stock as reported on the OTC Bulletin Board on June 18, 2003 or $.35 per share.

(3) 5,013,819 were previously issued to 10 stockholders, up to 7,523,166 are issuable to 19 holders of certain other warrants upon their exercise, and up to 2,399,999 are issuable to five holders of certain convertible subordinated notes upon their conversion.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                          SUBJECT TO COMPLETION, DATED JUNE 19, 2003

                                  VISEON, INC.
                     545 E. John Carpenter Fwy., Suite 1430
                               Irving, Texas 75062
                               Tel: (214) 424-5701

                        15,148,417 Shares of Common Stock

                           --------------------------

         This prospectus relates to up to 15,148,417 shares of our common stock, $0.01 par value per share, being offered by the persons who are, or will become, our stockholders. These persons are referred to throughout this prospectus as "selling stockholders." Of these shares:

      *  5,225,252 were previously issued to 11 stockholders,
      * up to 7,523,166 are issuable to 19 holders of certain other warrants upon their exercise, and
      * up to 2,399,999 are issuable to five holders of certain convertible subordinated notes upon their conversion.

All of the shares, warrants and notes described above were previously issued in private placement transactions.

         The selling security holders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions or in trading markets for our common stock. We will not receive any cash proceeds from the selling security holders' subsequent sales of the shares covered by this prospectus. However, we will receive the exercise price of a warrant upon its exercise. We will not receive any further cash proceeds upon the conversion of a note.

         Our common stock trades on the NASD OTC Bulletin Board under the symbol "VSNI" The closing price of our common stock on the NASD OTC Bulletin Board on June 18, 2003 was $0.35 per share.

                             ----------------------

           You should consider carefully the Risk Factors beginning on page 5 of this prospectus.

                             ----------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus is June 19, 2003.

                                TABLE OF CONTENTS

SUMMARY INFORMATION........................................................... 3

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS.............................. 4

RISK FACTORS ................................................................. 5

USE OF PROCEEDS ..............................................................15

DIVIDEND POLICY ..............................................................15

PRICE RANGE OF COMMON STOCK ..................................................15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS ..............................16

DESCRIPTION OF BUSINESS ......................................................21

DESCRIPTION OF PROPERTY ......................................................28

LEGAL PROCEEDINGS ............................................................28

MANAGEMENT ...................................................................29

EXECUTIVE COMPENSATION .......................................................30

CERTAIN RELATIONSHOPS AND RELATED TRANSACTIONS ...............................32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OR MANAGEMENT ................33

DESCRIPTION OF SECURITIES ....................................................34

SELLING STOCKHOLDERS .........................................................36

PLAN OF DISTRIBUTION .........................................................39

INTEREST OF NAMED EXPERTS AND COUNSEL ........................................40

INDEX TO FINANCIAL STATEMENTS.................................................41

                               SUMMARY INFORMATION

         This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including "Risk Factors," before investing in our common stock.

Common stock outstanding               17,457,648 shares(1)
  prior to this offering

Common stock being offered for         Up to 15,148,417 shares
   resale to the public

Common stock outstanding               27,380,813 shares (2)
  after this offering

Price per share to the public          Market or negotiated price at the
                                       time of sale or resale.

Total proceeds raised by offering      We received proceeds from the issuance
                                       of the convertible notes whose underlying shares of common stock are covered by this prospectus. We also received proceeds from the sale of our common stock in private placements. We will receive proceeds from the exercise of the warrants whose underlying shares of common stock are covered by this prospectus. These proceeds will total approximately $3,087,200 if all of the warrants are exercised. However, we will not receive any proceeds from the resale of shares offered by any selling stockholders.

Use of proceeds                        For working capital and general corporate
                                       purposes and repayment of secured
                                       obligations.

Plan of distribution                   The offering of our shares of common
                                       stock is being made by our shareholders
                                       who may wish to sell their shares.
                                       Selling shareholders may sell the shares covered by this prospectus in the open market or in privately negotiated transactions and at discounted prices, fixed prices, or negotiated prices.

Risk factors                           Significant risks are involved in
                                       investing in our company. For a
                                       discussion of risk factors you should
                                       consider before buying our common stock, see "RISK FACTORS" beginning on page ___.

------------------

(1) Does not include up to 7,523,166 shares issuable upon the exercise of warrants whose underlying shares of common stock are covered by this prospectus; does not include up to 2,399,999 shares issuable upon the conversion of the convertible notes whose underlying shares of common stock are covered by this prospectus.
(2) Includes up to 7,523,166 shares issuable upon the219021 exercise of warrants whose underlying shares of common stock are covered by this prospectus and up to 2,399,999 shares issuable upon the conversion of the convertible notes whose underlying shares of common stock are covered by this prospectus.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 24A of the Securities Act of 1933. These statements appear in a number of places including "BUSINESS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." These statements regard:

o Our belief that sales of our products may be disproportionately high during the holiday shopping season when compared to other times of the year
o Our belief that our product offerings will be designed to assimilate future technical advances
o Our belief that we have all rights necessary to market and sell our system without infringement of intellectual property rights held by others
o Our belief that, given the right business opportunities, we may expand our operations rapidly and significantly o Our belief that we have maintained key personnel in all functional areas necessary to successfully execute our business strategy for fiscal year 2003
o Our belief that we are well-positioned to establish a new consumer electronics product, thereby increasing future revenues and profitability.
o Our belief as to the reasonableness of the estimates and assumptions we make that form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.
o Our belief that we should not encounter any meaningful difficulty in procuring the requisite certifications and approvals
o Our belief as to the principal competitive factors we will face in our markets
o Our belief as to the amounts ultimately payable, if any, in connection with certain litigation and claims arising in the ordinary course of business
o Our expectations regarding the marketing expenses to build and promote a brand image
o Our expectations regarding the basis upon which we will compete in our markets
o Our expectations regarding who and where our broadband videophone products will be manufactured, assembled and tested
o Our expectations regarding the compatibility of our personal videophones with other products
o Our expectations regarding the establishment of a formal manufacturing quality process
o        Our expectations regarding order fulfillment and customer support
o        Our expectations regarding our initial sales and distribution strategy
o Our plan on undertaking the development of our products and services jointly with a suitable, established developer and manufacturer
o Our plan on continuing to form new relationships with other companies to distribute their products alongside our own products
o Our intent to focus on licensing our intellectual property to third parties and developing proprietary consumer broadband videophone products and services
o        Our intent to rely on our existing outside sales force
o Our intent to use a variety of marketing programs to build awareness of our products
o Our intent to compete in the consumer videophone market vigorously in all aspects
o Our intent to take additional steps to protect our patents from infringement by others

         Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "estimates," "will," "should," "plans" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results could differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "RISK FACTORS" immediately below. As a result, these forward-looking statements represent the Company's judgment as of the date of this prospectus. The Company does not express any intent or obligation to update these forward-looking statements.

                                  RISK FACTORS

The securities covered by this prospectus involve a high degree of risk. Accordingly, they should be considered extremely speculative. You should read the entire prospectus and carefully consider, among the other factors and financial data described herein, the following risk factors:

                WE HAVE A CRITICAL NEED FOR ADDITIONAL FINANCING.

         We were formed in December 1993 and have financed our operations to date primarily through sales of our stock and our lines of credit with various banks. Because of the maturity of our existing line of credit and our lack of positive cash flow, we require additional financing.

         Our existing line of credit matured on December 5, 2002, and the outstanding balance owed under the line is now due and payable. The lender providing the line of credit has notified us as to the expiration of the line, although the lender has not demanded payment of the outstanding balance. The exercise of the lender's rights with respect to the line of credit could materially adversely affect our business. Because our existing line of credit is secured by virtually all of our assets, demand for repayment of the outstanding balance could lead to liquidation of our assets, and/or could cause us to cease operations or cause us to seek bankruptcy protection. We are working with this lender with regard to the payment of the outstanding balance, and the proceeds from sales of the collateral securing this line of credit are being paid to reduce such balance. We will need to renew our existing line of credit or pursue potential alternative financing sources to provide working capital and financing for future operations. There can be no assurance that an alternative line of credit will be available to us on reasonable terms or at all. In addition, any alternative debt financing (if available and undertaken), like our existing financing, will almost certainly involve restrictions limiting our operating flexibility. Moreover, if we issue equity securities to raise additional funds, the following results will or may occur:

         * The percentage ownership of our existing stockholders will be reduced
         * Our stockholders may experience additional dilution in net book value per share
         * The new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock

         Pending the procurement of a definitive financing arrangement, we have been obtaining funds in comparatively small amounts on an "as needed" basis from various sources of debt financing pursuant to non-binding, informal arrangements that include a conversion option to common stock at $.30 per share. There can be no assurances that we will be able to continue to obtain funds from these sources. Moreover, although we previously reached an informal, interim-financing agreement with Digital Investors, LLC, further negotiations on this financing arrangement are currently being postponed pending developments on a more definitive financing arrangement with an institutional lender. There can be no assurance that adequate funds will be available to us on reasonable terms or at all. If adequate funds are not available on acceptable terms, we may be prevented from pursuing future opportunities or responding to competitive pressures, we may have need to scale back or cease operations, and we may not be able to remain a viable entity.

         WE ARE IN THE PROCESS OF REORGANIZING OUR BUSINESS RESOURCES, AND THERE CAN BE NO ASSURANCE THAT THIS REORGANIZATION WILL BE SUCCESSFUL OR CAUSE US TO BECOME PROFITABLE.

         Historically, we have been a developer of our own videoconferencing systems primarily sold to corporate end users. Beginning with the third quarter of our fiscal 2002, our profit margins were eroded by intense competition. We recognized the need to modify our business model to achieve higher margins and benefit from our portfolio of U.S. patents, the third of which was issued in May 2002. In January 2003, we decided to exit our corporate videoconferencing systems business. This has been accomplished by the sale of our services contract portfolio and the liquidation of assets associated with the corporate videoconferencing business. The only substantial revenues we are now receiving result from the sales of videophones.

During the multi-year development efforts for our videoconferencing systems business, we developed certain intellectual property, some of which is protected by patents. In the future, we intend to focus on licensing our intellectual property to third parties and developing proprietary consumer broadband videophone products and services, some of which will be based on our existing intellectual property. We plan on undertaking the development of these products and services jointly with a suitable, established developer and manufacturer. We are currently in the process of identifying and selecting the developer and manufacturer, and we have also recently become a distributor in the U.S. of a broadband videophone manufactured by an Asian partner. We also plan on continuing to form new relationships with other companies to distribute their products alongside our own products.

         Our new marketing strategy is to focus on residential consumers who have historically not purchased video communications in the past. All of these developments have affected and will continue to affect our financial model in terms of margins, cash flow requirements, and other areas. We have a limited history with respect to the direction our business is now taking. There can be no assurance that we will be able to succeed in implementing its strategy, or that we will be able to achieve positive cash flow or profitable operations as a result of these changes in our business.

         WE HAVE A HISTORY OF LOSSES, AND WE EXPECT FUTURE LOSSES.

         We have had a history of operating losses since our inception, and we have not achieved profitability. As of March 31, 2003, we had an accumulated deficit of $24,279,226.We expect losses to continue for the foreseeable future. The size of these losses will depend in part on any future product launch, the growth in sales of our products and services, and the rate of increase in our expenses. Several factors, including consumer acceptance, retailer arrangements, competitive factors and our ability to successfully develop and market our products, make it impossible to predict when or whether we will generate significant revenues or attain profitability. Consequently, we may never achieve significant revenues or profitability, and even if we do, we may not sustain or increase profitability on a quarterly or an annual basis in the future. We will be materially adversely affected and our ability to continue in business could be jeopardized if we are not able to achieve positive cash flow or profitability or if we are not able to obtain any necessary financing on satisfactory terms.

         QUARTERLY, SEASONAL AND OTHER FLUCTUATIONS IN OUR BUSINESS AND OPERATING RESULTS MAY MATERIALLY AND ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

         Our operating results have fluctuated widely in the past, and we expect that these results will fluctuate in the future due to a number of factors. We do not control many of these factors. These factors include the following:

         *        Changes in general economic conditions
         * Changes in specific economic conditions prevailing in the communications industry and other technology industries
         * The near and long-term impact of terrorist attacks and incidents, the military response to those attacks and any future terrorism or responses to such terrorism
         *        The timing and size of the orders for our products
         * The level and mix of inventory that our distribution channels hold
         * The level and mix of nventory that we hold to meet future demand
         * Further delays in the rollout of digital subscriber line, or DSL, technology or the failure of such rollout to occur
         * Market acceptance of new product introductions and product enhancements by us or our competitors
         *        The prices of our products and those of our competitors
         *        The mix of products we sell
         *        The cost and availability of components
         *        Manufacturing costs
         *        The level and cost of warranty claims
         *        Changes in our distribution network
         * The impact of disruptions at the sites of our primary manufacturing partners due to any reason

         * The impact of seasonality on our various product lines and geographic regions
         *        The level of royalties we must pay to third parties
         *        The impact of variable stock option accounting

         In addition, domestic consumer electronic product sales have traditionally been much higher during the holiday shopping season than during other times of the year. Although predicting consumer demand for our future products will be very difficult, we believe that sales of such products may be disproportionately high during the holiday shopping season when compared to other times of the year.

         As a result of all of the factors discussed herein as well as others, we believe that period-to-period comparisons of our historical results of operations are not good predictors or indications of our future performance. If our future operating results are below the expectations of investors or any stock market securities analysts who follow our stock, our stock price may decline.

         THE UNCERTAINTY CREATED BY CURRENT ECONOMIC CONDITIONS AND POSSIBLE TERRORIST ATTACKS AND MILITARY RESPONSES THERETO COULD MATERIALLY ADVERSELY AFFECT US.

         Current conditions in the domestic and global economies are extremely difficult and uncertain. As a result, we expect to experience an even greater than usual challenge in developing and launching our proposed personal videophone products. We expect that the future direction of the overall domestic and global economies will have a significant impact on our overall performance. The success of ongoing changes in fiscal, monetary and regulatory policies worldwide will continue to influence the business climate in which we operate. If these actions are not successful in spurring overall economic recovery and growth, we expect that our business will be negatively impacted as customers are less likely to buy our products. Moreover, the terrorist attacks in 2001 and military responses thereto have created many economic and political uncertainties that have severely impacted the global economy. The long-term effects of the attacks on our business and the global economy remain unknown. In addition, the potential for future terrorist attacks and for future wars as a result thereof is creating worldwide uncertainties and makes it very difficult to estimate how quickly the economy will recover.

         OUR SUCCESS DEPENDS ON THE CONTINUED DEVELOPMENT AND ACCEPTANCE OF THE COMMUNICATION INFRASTRUCTURE AND NEW TECHNOLOGIES.

         Management believes that the success of the personal videophone products we intend to develop depends on the continued deployment of broadband services such as Digital Subscriber Line (DSL) and cable modem internet access by service providers. Beginning in the second half of 2000 and continuing to the present, the market for broadband services experienced a severe downturn, characterized by financial troubles for many telecommunications service providers and delays in delivering broadband services. However, cable modem internet access has begun to accelerate faster than DSL. In addition, management believes that the success of the personal videophone products we intend to develop depends on the roll out of voice-over-IP, or VoIP, technologies and depends on the acceptance by the consumer of video communications. If the use of new technologies on which our current and future products are based does not occur, or occurs more slowly than expected, we may not be able to sell certain of our products in significant volumes and our business may be harmed.

         OUR SUCCESS DEPENDS ON BROAD MARKET ACCEPTANCE OF OUR PRODUCTS, OUR ABILITY TO CAPITALIZE ON MARKET OPPORTUNITIES FOR OUR PRODUCTS, AND OUR ABILITY TO SUCCESSFULLY MARKET OUR PRODUCTS.

         Our success highly depends upon our achieving broad market acceptance of the products we now have under development but which have not yet been launched or produced any revenues. Market acceptance requires, among other things, that we

         *        educate consumers on the benefits of our products
         * commit a substantial amount of human and financial resources to secure strategic partnerships and otherwise support the retail distribution of our products
         * develop our own sales, marketing and support activities to consumers and retailers
         * establish a sufficient number of locations of retailers carrying our products

There can be no assurance that we will be able to achieve any or all of these objectives, and thus obtain sufficient acceptance of our products to achieve profitable operations. Consumers may perceive little or no benefit from our products. As a result, consumers may not value, and may be unwilling to pay for our products. We also do not have an established brand image, nor do we expect to spend significant marketing expenses to build and promote a brand image. If our products do not achieve broad market acceptance, we may not be able to continue operating our business.

         OUR FAILURE TO DEVELOP AND MARKET INITIAL AND FUTURE VERSIONS OF OUR PROPOSED PRODUCTS MAY PREVENT US FROM GENERATING SUFFICIENT REVENUES TO SUSTAIN OUR BUSINESS.

         Our success highly depends upon the successful development and introduction of the initial versions of our proposed proprietary consumer broadband videophone products and services, and presumably thereafter upon the continued development and timely introduction of new products and new models containing additional features. The success of our initial and future videophone products and new features depends on a number of factors, including, but not limited to, strategic allocation of our limited financial and technical resources, accurate forecasting of consumer demand, timely completion of product development and introduction to market, and market and industry acceptance of our initial and future videophone products. Most of our planned product and feature introductions are still in the early stages of development and will require substantial engineering and technical resources to bring to market. The success of some of our planned products may also require industry acceptance of our proprietary technologies or the adaptation of our products and technologies to accommodate the use of existing industry-accepted technologies. If we fail to develop and market our initial and future products and features, we may not be able to sustain our business.

         THE MARKET FOR THE PRODUCTS WE INTEND TO DEVELOP IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY, EVOLVING INDUSTRY STANDARDS AND FREQUENT NEW PRODUCT INTRODUCTIONS.

         We operate in a high technology industry that is subject to rapid and frequent technology and market demand changes. These changes can often render existing technologies obsolete. Management expects future technology will be superior to technology that we (and even others) now have. Our success depends on our ability to assimilate new technologies in our products and to train properly sales staff, distributors and resellers in the use of those products. The success of our future products depends on several factors, including proper new product definition, product cost, timely completion and introduction of future products, differentiation of future products from those of our competitors and market acceptance of these products. Additionally, properly addressing the complexities associated with DSL, Cable Modem and ISDN compatibility, sales training, reseller training, technical and sales support as well as field support are also factors that may affect our success in this market. Further, the shift of communications from circuit-switched to IP-based technologies over time may require us to add new sales staff, distributors and resellers and gain new core technological competencies. We are attempting to address these needs and the need to develop future products through our internal development efforts. Although we believe our product offerings will be designed to assimilate future technical advances, there can be no assurance that any such future advances or the development of new or competitive products by others will not render our products less competitive or obsolete. Furthermore, we may not identify successful new product opportunities and develop and bring new products to market in a timely manner. Additionally, we cannot assure you that competing technologies developed by others will not render the products we develop or our technologies obsolete or noncompetitive. The failure of our new product development efforts and any inability to service or maintain the necessary third-party interoperability licenses would harm our business and results of operations.

          Moreover, obsolescence can require write-downs in inventory value when the recorded value of existing inventory is determined to be greater than its fair market value. For example, this situation occurred in 2001 and again in 2002, when we recorded material excess and obsolescence charges associated with our inventory of Mediapro products. In the future, the level of product inventory we then have may be deemed excessive, and we may have to write down much or all of this inventory, which could adversely affect our profitability.

         WE NOW RELY AND IN THE FUTURE WILL CONTINUE TO RELY ON VARIOUS THIRD PARTIES, AND THIS RELIANCE EXPOSES US TO VARIOUS RISKS.

         Our operations will depend on a number of third parties. We will have limited control over these third parties. For example, we intend to rely on our existing outside sales force. Although this sales force has significant experience in marketing new products and services in the industry, it has only limited experience in marketing to consumers the products we intend to develop. There can be no assurance that our outside sales force will be successful in implementing our new marketing and distribution strategy. Moreover, we will depend on a third party manufacturer to assist in the development of our proposed personal videophone products. We will also completely depend on this manufacturer to manufacture these products. We have not yet entered into any definitive agreement with this manufacturer nor have we even definitively determined who this manufacturer will be. We cannot be sure that our third party contractors will perform their obligations as expected or that any revenue, cost savings or other benefits will be derived from the efforts of these parties. If any of our third party contractors breaches or terminates its agreement with us or otherwise fails to perform its obligations in a timely manner, we may be delayed or prevented from launching or marketing our products and services. If our relationships with these parties are non-exclusive, they may also support products or services that compete directly with ours, or offer similar or greater support to our competitors. Any of these events could require us to undertake unforeseen additional responsibilities or devote additional resources to commercialize our products and services. This outcome would harm our ability to compete effectively and quickly achieve market acceptance and brand recognition.

         PRODUCT DEFECTS OR ERRORS MAY HAVE A NEGATIVE IMPACT ON OUR REVENUES, DAMAGE OUR REPUTATION AND DECREASE OUR ABILITY TO ATTRACT NEW CUSTOMERS.

         Products as complex as those that we are developing often contain errors or defects, particularly when first introduced and when new versions or enhancements are released. Although we will strive to assure that our products have no errors and defects, there can be no assurance that (despite testing) defects and errors will not be found in our products after commencement of commercial shipments. Any defects or errors could result in damage to our reputation, the loss of sales, a diversion of our product development resources, or a delay in market acceptance and thereby materially adversely affecting our business, operating results and financial condition. Furthermore, there can be no assurance that our products will meet all of the expectations and demands of our customers. The failure of our products to perform to customer expectations could also give rise to warranty claims. Any of these claims, even if not meritorious, could result in costly litigation or divert management's attention and resources. Any general liability insurance that we may carry could be insufficient to protect us from all liability that may be imposed under any asserted claims.

         THE LOSS OF ANY KEY PERSONNEL COULD MATERIALLY ADVERSELY AFFECT US, AND THERE CAN BE NO ASSURANCES THAT OUR CURRENT LEVEL OF MANAGEMENT IS ADEQUATE FOR FUTURE DEVELOPMENTS.

         We highly depend on our key management, technical and marketing personnel, particularly John Harris, our Chief Executive Officer. The loss of key personnel or consultants, or the inability of any of them to devote sufficient attention to our operations, could materially adversely affect us. No member of management has entered into any employment agreement or covenant not to compete agreement with us. The consequence of this would be that any member of management could terminate his employment relationship with us at any time for any reason. Moreover, we do not maintain key man life insurance on any member of management. In addition, there can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform, or that we would be able to hire additional, qualified management personnel to perform such responsibilities. Our success may depend, in large part, on our ability to retain and attract highly qualified, management-level personnel. Our success in attracting these persons will depend on many factors, including its ability to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that we will be successful in attracting highly qualified individuals in key management positions.

         LIMITATIONS ON CLAIMS AGAINST OUR OFFICERS AND DIRECTORS, AND OUR OBLIGATION TO INDEMNIFY THEM, COULD PREVENT OUR RECOVERY FOR LOSSES CAUSED BY THEM.

         The General Corporation Law of Nevada allows a Nevada corporation to limit the liability of its directors to the corporation and its stockholders. Our Certificate of Incorporation has limited our directors' liability to the fullest extent permitted by applicable law. Moreover, our bylaws provide that we may indemnify each director, officer, agent and/or employee to the extent required or permitted by the General Corporation Law of Nevada if the person is eligible as provided thereby. Further, we may purchase and maintain insurance on behalf of any such persons whether or not we have the power to indemnify such person against the liability insured against. Consequently, because of the actions of officers, directors, agents and employees, we could incur substantial losses and be prevented from recovering such losses from such persons. Moreover, the U.S. Securities and Exchange Commission (the "Commission") maintains that indemnification for liabilities arising under the Securities Exchange Act of 1933 (the "Act") is against the public policy expressed in the Act, and is therefore unenforceable.

         OUR SUCCESS DEPENDS IN PART ON THE PROTECTION OF OUR PROPRIETARY INFORMATION, TECHNOLOGY AND EXPERTISE.

         We rely on a combination of patents, trade secrets, copyrights and confidentiality agreements to establish and protect our proprietary rights. In fiscal year 1998, we amended our U.S. utility patent application for our peripheral videoconferencing system, originally filed in September 1994, to narrow and refocus our claims. We received this patent on our system on September 1, 1998 (U.S. Patent No. 5,802,281), a second patent on June 6, 2000 (U.S. Patent No. 6,073,192) a third patent on May 28, 2002 (U.S. Patent No. 6,397,275) and a fourth patent on February 11, 2003 (U.S. Patent No. 6,519,662). We have also applied for various other U.S. and foreign patents relating to our videoconferencing engines, some of which have not been granted to date. There can be no assurance that our measures to protect our intellectual property will be successful, that we will be granted any patents in the future, or that any patents that have been or may be granted will be of value to us. In the absence of meaningful intellectual property protection, we may be vulnerable to competitors who could lawfully attempt to develop similar products, duplicate our products or design around our patents. Moreover, there can be no assurance that other competitors may not independently develop the same or similar technology or gain access to our intellectual property rights or disclose such technology. In addition, we cannot assure you that any patent or registered trademark owned by us will not be invalidated, circumvented or challenged in the U.S. or foreign countries or that the rights granted thereunder will provide competitive advantages to us or that any of our pending or future patent applications will be issued with the scope of the claims sought by us, if at all. While we believe that we have all rights necessary to market and sell our system without infringement of intellectual property rights held by others, there can be no assurance that such conflicting rights do not exist. Litigation may be necessary to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity of and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity.

         We have from time to time received, and may in the future receive, communications from third parties asserting patent or other intellectual property rights covering our products. We cannot assure you that we will prevail in any such litigation, that intellectual property claims will not be made against us in the future or that we will not be prohibited from using the technologies subject to any such claims or be required to obtain licenses and make corresponding royalty payments.

         Any intellectual property litigation in which we become involved, either as a claimant or a defendant, could result in substantial costs and diversion of resources which could harm our business. There can be no assurance that we will have sufficient funds to enforce or defend our intellectual property rights or that we would ultimately prevail in any such litigation.

         WE FACE INTENSE COMPETITION.

         We face significant competition in the markets in which we intend to offer our products from competitors that also offer high quality products. In addition, management expects that new competitors will attempt to enter the market and that existing competitors will improve the performance of their current products or introduce new products or new technologies that provide improved performance characteristics. New product introductions by our competitors could cause a significant decline in sales or loss of market acceptance of our existing products and future products. We expect that most of our competitors will be well established, better known, and significantly larger, with substantially greater technical, manufacturing, marketing, and financial resources than we have. The greater resources of many of our competitors may permit them to respond more rapidly than we to changes in technology. As a result, many of the products and services we offer are developed and manufactured by other companies in the industry. Our ability to compete in the market will depend upon a number of factors including the success of our marketing efforts and our continued ability to secure and maintain ongoing relationships with other companies in the industry that provides or supports products we offer. We expect to compete based upon the quality, reliability, flexibility and the ease of use of our products. We also expect to compete on value relative to the features our products offer. However, we have reduced prices in the past in order to expand the market for our products, and in the future, we may further reduce prices or introduce new products that carry lower margins in order to expand the market or stimulate demand for our products. While we cannot assure you that these actions would have the desired result, any of these actions could have an adverse impact on our product margins and profitability.

         OUR FUTURE RESULTS COULD BE HARMED BY ECONOMIC, POLITICAL, REGULATORY AND OTHER RISKS ASSOCIATED WITH FUTURE RELIANCE ON INTERNATIONAL OPERATIONS.

      We expect that our broadband videophone products will be manufactured, assembled and tested by independent third parties in the Far East, possibly in Taiwan or South Korea. Because of our expected international operations and relationships, and our expected reliance on foreign third-party manufacturing, assembly and testing operations, we are subject to the risks of conducting business outside of the United States, including:

         *        changes in political and strategic relations between the U.S.
                  and the countries in which we do business
         *        changes in foreign currency exchange rates
         * changes in a specific country's or region's political or economic conditions, particularly in the current difficult situation in the Korean peninsula
         * trade protection measures and import or export licensing requirements
         *        potentially negative consequences from changes in tax laws
         * difficulty in managing widespread sales and manufacturing operations
         *        less effective protection of intellectual property

         Any adverse change in any of the matters described above or any other adverse international developments could materially adversely affect our business, results of operations and financial condition.

         LAWS OR REGULATIONS COULD EXPOSE US TO LEGAL ACTION IF WE FAIL TO COMPLY OR COULD REQUIRE US TO CHANGE OUR BUSINESS.

         Because our products and services are expected to provide our customers with methods of electronic communication, it is difficult to predict what laws or regulations will be applicable to our business. Therefore, it is difficult to anticipate the impact of current or future laws and regulations on our business. Among the many regulations that may be applicable to our business are the following:

         * Federal Communications Commission regulations relating to the electronic emissions of consumer products
         * Federal Communications Commission regulations relating to consumer products that connect to the public telephone network
         * copyright laws relating to the use of copyrighted audio and video media

Changes in the regulatory climate or the enforcement or interpretation of existing laws could expose us to legal action if we fail to comply. In addition, any of these regulatory bodies could promulgate new regulations or interpret existing regulations in a manner that would cause us to incur significant compliance costs or force us to alter the features or functionality of our products and services.

         OUR FUTURE GROWTH MAY REQUIRE SIGNIFICANT ADDITIONAL RESOURCES.

         We believe that, given the right business opportunities, we may expand our operations rapidly and significantly. If rapid growth were to occur, it could place a significant strain on our management, operational and financial resources. To manage any significant growth of our operations, we will be required to undertake the following successfully:

         * We will need to improve our operational and financial systems, procedures and controls to support our expected growth, and any inability to do so will adversely impact our ability to grow our business. Our current and planned systems, procedures and controls may not be adequate to support our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational systems and controls could adversely impact our relationships with customers and harm our reputation and brand.
         * We will need to attract and retain qualified personnel, and any failure to do so may impair our ability to offer new products or grow our business. Our success will depend on our ability to attract, retain and motivate managerial, technical, marketing, administrative and customer support personnel. Competition for such employees is intense, and we may be unable to successfully attract, integrate or retain sufficiently qualified personnel. If we are unable to hire, train, retain or manage the necessary personnel, we may be unable to successfully introduce new products or otherwise implement our business strategy.
         * We will need to provide acceptable customer support, and any inability to do so will impair our ability to develop consumer acceptance of our products. We expect that some of our customers will require significant support when using our products. We do not have experience with widespread deployment of our products and services to a diverse customer base, and in the future we may not have adequate personnel to provide the levels of support that our customers will require. Our failure to provide adequate customer support for our products or services will damage our reputation in the marketplace and strain our relationships with customers and strategic partners. This could prevent us from gaining new or retaining existing customers and could harm our reputation and brand.

If we are unable to manage growth effectively, our business, results of operations and financial condition could be materially adversely affected.

         FUTURE ACQUISITIONS COULD EXPOSE US TO NUMEROUS RISKS.

         As part of our business strategy, we may acquire complementary companies, products, services or technologies. Any acquisition would be accompanied by the risks commonly encountered in such a transaction. Such risks include the following;

         * Difficulty of assimilating the operations and personnel of the acquired companies
         *        Potential disruption of our ongoing business
         * Inability of management to maximize our financial and strategic position through the successful incorporation of acquired businesses and technologies
         * Additional expenses associated with amortization of acquired intangible assets
         * Maintenance of uniform standards, controls, procedures and policies
         * Impairment of relationships with employees, customers, vendors and advertisers as a result of any integration of new management personnel
         * Potential unknown liabilities associated with acquired businesses

There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions. Due to all of the foregoing, any future acquisition may materially and adversely affect our business, results of operations, financial condition and cash flows. Although we do not expect to use cash for acquisitions, we may be required to obtain additional financing if we choose to use cash in the future. There can be no assurance that such financing will be available on acceptable terms. In addition, if we issue stock to complete any future acquisitions, existing stockholders will experience further ownership dilution.

         OUR AUTHORIZED PREFERRED STOCK EXPOSES STOCKHOLDERS TO CERTAIN RISKS.

         Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $.01 per share. No shares of preferred stock were issued as of June 19, 2003. The authorized preferred stock constitutes what is commonly referred to as "blank check" preferred stock. This type of preferred stock allows the Board of Directors to divide the preferred stock into series, to designate each series, to fix and determine separately for each series any one or more relative rights and preferences and to issue shares of any series without further stockholder approval. Preferred stock authorized in series allows our Board of Directors to hinder or discourage an attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be materially and adversely affected by the existence of the preferred stock.

         WE HAVE THE ABILITY AND THE OBLIGATION TO ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, AND SUCH FUTURE ISSUANCE MAY MATERIALLY ADVERSELY AFFECT STOCKHOLDERS.

         We have various abilities and obligations to issue additional shares of common stock in the future. These abilities and obligations include the following:

         * Almost 3,900,000 registered shares of our common stock are available for issuance to outside consultants to compensate them for services provided
         * Options to purchase approximately 1,663,750 unregistered shares had been granted as of June 19, 2003
         * Warrants to purchase approximately 7,938,639 unregistered shares of common stock had been issued as of June 19,
                  2003
         * Debt convertible into 2,999,999 unregistered shares of our common stock had been incurred as of June 19, 2003

The options and warrants described above permit the holders to purchase shares of common stock at specified prices. These purchase prices may be less than the then current market price of our common stock. Any shares of common stock issued pursuant to these options or warrants (or the convertible debt described above) would further dilute the percentage ownership of existing stockholders. The terms on which we could obtain additional capital during the life of these options, warrants or convertible debt may be adversely affected because of such potential dilution. Finally, we may issue additional shares in the future other than as listed above. There are no preemptive rights in connection with our common stock. Thus, the percentage ownership of existing stockholders may be diluted if we issue additional shares in the future. For issuances of shares and grants of options to consultants, our Board of Directors will determine the timing and size of the issuances and grants, and the consideration or services required therefore. Our Board of Directors intends to use its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any such issuance or grant. Nonetheless, future issuances of additional shares could cause immediate and substantial dilution to the net tangible book value of shares of common stock issued and outstanding immediately before such transaction. Any future decrease in the net tangible book value of such issued and outstanding shares could materially and adversely affect the market value of the shares.

         SALES OF LARGE QUANTITIES OF OUR COMMON STOCK, INCLUDING THOSE SHARES COVERED BY THIS PROSPECTUS (WHICH MAY BE SOLD AT ANY PRICE AND ANY TIME), COULD REDUCE THE PRICE OF OUR COMMON STOCK.

         Any sales of large quantities of our common stock could reduce the price of our common stock. After the registration statement of which this prospectus is a part has become effective, the holders of the shares covered by this prospectus may sell these shares at any price and at any time determined by them without limitation. If these holders sell large quantities of these shares, our common stock price may decrease and the public market for our common stock may otherwise be adversely affected because of the additional shares available in the market.

         THE TRADING PRICE OF OUR COMMON STOCK ENTAILS ADDITIONAL REGULATORY REQUIREMENTS, WHICH MAY NEGATIVELY AFFECT SUCH TRADING PRICE.

         The trading price of our common stock has been below $5.00 per share. As a result of this price level, trading in our common stock is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share (a "penny stock"), subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock affected. As a consequence, the market liquidity of our common stock could be severely limited by these regulatory requirements.

         OUR STOCK PRICE FLUCTUATES AS A RESULT OF THE CONDUCT OF OUR BUSINESS AND STOCK MARKET FLUCTUATIONS.

         The market price of our common stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price of our common stock may be significantly affected by a variety of factors, including:

         * statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to us specifically, as has occurred recently
         * the announcement of new products or product enhancements by us or our competitors
         *        technological innovations by us or our competitors
         *        quarterly variations in our results of operations
         * general market conditions or market conditions specific to technology industries
         *        domestic and international macroeconomic factors

          In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many high technology companies similar to us. These fluctuations are often unrelated to the operating performance of the specific companies.

                   THE MARKET FOR OUR COMMON STOCK IS LIMITED

         There is currently only a limited trading market for our common stock. Our common stock trades on the OTC Bulletin Board under the symbol "VSNI," which is a limited market in comparison to the NASDAQ National Market, the American Stock Exchange and other national securities exchanges. We cannot assure investors that the common stock will ever qualify for inclusion on the NASDAQ National Market or that more than a limited market will ever develop for the common stock.

                  STOCKHOLDERS HAVE NO GUARANTEE OF DIVIDENDS.

         The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. To date, we have paid no cash dividends. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. We expect that our ability to declare any dividends will probably be limited contractually by all institutional indebtedness we ever have outstanding.

For all of the aforesaid reasons and others set forth herein, the shares covered by this prospectus involve a high degree of risk. You should be aware of these and other factors set forth in this prospectus.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the exercise of the warrants for shares of common stock covered by this prospectus will be up to approximately $3,343,632. The Company intends to use such net proceeds, if any, for general working capital and other corporate purposes including repayment of up to $1,500,000 in secured obligations. There can be no assurance that any of these warrants will be exercised before they expire and, as a result, that the Company will receive any proceeds from them. Even if some or all of these warrants are exercised, the Company cannot predict when they will be exercised and when the proceeds will be received.

         The Company will receive no proceeds from the conversion of the convertible subordinated notes. However, the liabilities of the Company will be reduced by the total of the unpaid principal and accrued interest on the notes converted.

         The Company will receive no proceeds from any sales of the shares of common stock issuable upon the exercise of the warrants, or the conversion of the notes. The selling shareholders of these shares will receive all of the net proceeds from such sales.


                                 DIVIDEND POLICY

         The Company has paid no cash dividends on its Common Stock, and the Company presently intends to retain earnings to finance the expansion of its business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including the Company's financial condition, results of operations, current and anticipated cash needs and plans for expansion.


                           PRICE RANGE OF COMMON STOCK

         Since July 25, 1995 (the date of the Company's initial public offering of Common Stock), the Company's Common Stock has been traded over-the-counter and was quoted NASDAQ SmallCap Market System until December 20, 1999. Thereafter, the Company's stock has been quoted on the OTC Bulletin Board System. The following table sets forth the high and low sales prices for the Company's Common Stock as reported by NASDAQ and the OTC System. Such quotations represent interdealer prices, without retail markup, markdown or commission, and do not necessarily represent actual transactions for the fiscal quarters indicated.

                                                   HIGH                LOW
                                                   ----                ---
           2001

           First Quarter                         $.5938              $.2188
           Second Quarter                         .3438               .1406
           Third Quarter                          .7344               .3125
           Fourth Quarter                         1.250               .5156

           2002

           First Quarter                          $1.01                $.55
           Second Quarter                          1.83                 .65
           Third Quarter                           1.19                 .44
           Fourth Quarter                           .85                 .55

           2003

           First Quarter                          $1.02                $.49
           Second Quarter                           .97                 .15
           Third Quarter                            .48                 .22

        As of June 19, 2003, there were (a) 17,457,648 shares of Common
Stock outstanding, held of record by approximately 96 persons, (although the Company has been informed that there are approximately 1,100 beneficial owners) (b) outstanding options to purchase an aggregate of 1,663,750 shares of Common Stock, (c) outstanding warrants to purchase an aggregate of 7,938,639 shares of Common Stock, and (d) outstanding notes convertible into an aggregate of 2,399,999 shares of Common Stock. The Company has not declared or paid any cash dividends on its Common Stock since its inception and does not intend to pay any dividends for the foreseeable future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                    Overview

         Viseon, Inc., a Nevada corporation, (the Company) was founded in 1993, and changed its name from RSI Systems, Inc. to Viseon, Inc. on May 23, 2001. Historically, the Company had been a developer of its own video conferencing systems primarily sold to corporate end users. Beginning with the third quarter of the Company's fiscal 2002, the Company's profit margins were eroded by intense competition. The Company recognized the need to modify its business model to achieve higher margins and benefit from its portfolio of U.S. patents, the fourth of which was issued in February 2003. In January 2003, the Company decided to exit its corporate video conferencing systems business. This was accomplished by the sale of its services contract portfolio and the liquidating of the assets associated with the corporate video conferencing business.

The Company intends to begin licensing its intellectual property to third parties and developing proprietary consumer broadband videophone products and services, some of which will be based on its existing intellectual property. The Company plans on undertaking the development of these products and services jointly with a suitable, established developer and manufacturer. The Company is currently in the process of identifying and selecting the developer and manufacturer and has also become a distributor in the U.S. of a broadband videophone manufactured by an Asian partner. The Company also plans on continuing to form new relationships with other companies to distribute their products alongside its own products.

The Company's marketing strategy is to focus on residential consumers who have historically not purchased video communications in the past. All of these developments have affected and will continue to affect its financial model in terms of margins, cash flow requirements, and other areas. The Company has a limited history with respect to the direction its business is now taking. There can be no assurance that the Company will be able to succeed in implementing its strategy, or that the Company will be able to achieve positive cash flow or profitable operations as a result of these changes in its business.

                              Results of Operations

         Because of the thorough modification of the Company's business model described above and elsewhere herein, the Company's historical information is not necessarily indicative of what its operating results, financial position and cash flows will be in the future.

                        Three Months Ended March 31, 2003
                  Compared to Three Months Ended March 31, 2002

         Net Sales. Net sales for the third quarter of fiscal year 2003 were $94,587 down 94.6% from $1,758,774, in the third quarter of fiscal year 2002. The decrease in sales in the third quarter of fiscal year 2003 was primarily a result of lower sales volume associated with exiting the corporate videoconferencing segment and focusing all of its efforts on consumer broadband videophone sales in North America.

The Company had an exclusive sales and marketing arrangement with RSI Marketing, LLC (RSIM) whereby RSIM sold and marketed the Company's products, as well as those manufactured by others, exclusively in North America. The primary goal for RSIM was to sell the Company's products directly to corporate video conferencing end users. The current agreement expired December 31, 2002. The Company has begun discussions with RSIM with respect to negotiating a new agreement for future marketing of the Company's new consumer broadband videophone products.

Gross Profit. Gross profit was $339,704 in the third quarter of fiscal year 2003 compared to a gross profit of $352,962 during the third quarter of fiscal year 2002. Cost of goods sold as a percentage of net sales in the third quarter of fiscal year 2003 were 33% compared to 20% in the third quarter of fiscal year 2002. The gross profit reflects an adjustment to cost of goods sold of $(773,508) due to lowering the Inventory reserves to actual valuation after the liquidation of remaining corporate videoconferencing assets.

During the third fiscal quarter of 2003, the Company continued to focus the majority of its efforts on its new Personal Broadband Videophone product. The Company anticipates additional declines in revenue while finishing the development of this new product and initial sales cycle times for the launching of the new product.

Research and Development Expenses. Research and development expenses were $15,033 for the third quarter of fiscal year 2003, or 19% of net sales, compared to research and development expenses of $47,339 or 3% of net sales for the third quarter of fiscal year 2002. Actual expenses decreased approximately $32,306 as a result of a decrease in personnel in conjunction with the Company's utilization of independent third parties to broaden its current product offerings.

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $699,777 or 865% of net sales for the third quarter of fiscal year 2003 compared to $210,244 or 12% of net sales for the third quarter of fiscal year 2002. The $489,533 increase in expenses was due primarily to services rendered by consultants for both sales and management consulting. Non-cash sales and marketing expense was $300,000. The percentage increase was a result of decreased sales during the third quarter of fiscal year 2003.

Other Income (Expense). Other expense was $78,691 in the third quarter of fiscal year 2003, compared to $21,014 in the third quarter of fiscal year 2002. The increase in expense was primarily due to the increased interest being paid to the Company's lender due to the expiration of the Company's line of credit.

As a result of the foregoing, net loss for the third quarter of fiscal year 2003 was $(453,797), or ($.03) per common share compared to net income of $74,365 or $.01 per common share in the third quarter of fiscal year 2002.

                        Nine Months Ended March 31, 2003
                  Compared to Nine Months Ended March 31, 2002

Net Sales. Net sales for the nine-month period ended March 31, 2003 were $1,009,647, down 83.2% from $6,018,866 for the nine-month period ended March 31, 2002. The decrease in sales during the nine-month period ended March 31, 2003 was a result of changes in the corporate videoconferencing business.

Gross Profit (Loss). Gross loss was $(273,047) for the nine-month period ended March 31, 2003, compared to a gross profit of $1,648,712 during the nine-month period ended March 31, 2002. Cost of goods sold as a percentage of net sales for the nine-month period ended March 31, 2003 was 27% compared to 27% during the nine-month period ended March 31, 2002. The decrease in gross profit and increase in cost of goods sold was a result of the Company exiting the corporate videoconferencing business. Additionally, a significant amount of inventory was sold at below cost in order to reduce requirements for office and warehouse space due to this change in business direction. The gross profit reflects an adjustment to cost of goods sold of $(773,508) due to lowering the Inventory reserves to actual valuation after the liquidation of remaining corporate videoconferencing assets. The Company recorded a $323,400 reserve related to inventory for the nine months ended March 31, 2003.

Research and Development Expenses. Research and development expenses were $60,239, or 6% of sales for the nine-month period ended March 31, 2003, compared to research and development expenses of $220,849, or 4% of sales for the nine-month period ended March 31, 2002. Actual expenses decreased approximately $160,610 during the nine-month period ended March 31, 2003 as a result of lower head count associated with the Company's overall strategy to exit the corporate videoconferencing business.

Selling, General and Administrative Expenses. Selling, general, and administrative expenses were $2,143,846 for the nine-month period ended March 31, 2003 or 215% of sales, compared to $2,032,287 or 34% of sales for the nine-month period ended March 31, 2002. The increase in selling, general and administrative expenses during the nine-month period ended March 31, 2003 was primarily a result of non-cash expenses related to stock compensation for sales and marketing related consulting.

                            Year Ended June 30, 2002

         Net Sales. In fiscal year 2002, net sales increased to $7,452,346, up 119% from $3,409,352 in fiscal year 2001. In fiscal year 2002, the Company expanded its direct sales efforts dramatically. And, although the Company did experience significant sales increases, the Company's limited resources and fierce competition from well established competitors, combined with lower average selling prices for videoconferencing systems resulted in lower overall profit margins during fiscal year 2002 compared to fiscal year 2001.

          Direct sales to end users were approximately $7,100,000 and $717,000 during fiscal years 2002 and 2001, respectively, an increase of $6,383,000. This increase in direct sales was the result of the Company completing its patent litigation settlement agreement with Polycom and then becoming a Polycom distributor

          In fiscal year 2002, OEM sales amounted to approximately $200,000 or approximately 2% of total net sales, as a result of purchases of the MediaPro product by Fonytel, S.A. In contrast, fiscal year 2001 OEM sales accounted for approximately 10% of total net sales, or approximately $350,000. Fonytel, S.A. represents the only remaining OEM customer currently purchasing products based upon the Mediapro 384.

          Sales through resellers and distributors were approximately $785,000 during fiscal 2002, compared to $2,342,000 during fiscal year 2001. The decline was primarily related to lower international distributor sales as a result of intense competition and lower average selling prices, coupled with fewer international sales and marketing resources within the Company as a result of financial constraints.

          Net sales in the fourth quarter of fiscal year 2002 were approximately $1,347,121 compared to approximately $700,000 for the fourth quarter of fiscal year 2001. The increase in net sales during the fourth quarter of fiscal year 2002 was primarily a result of continuing to fulfill orders of Polycom equipment.

          During the fourth quarter of fiscal year 2002, the Company continued to transform its business model in response to the changing market climate. These changes included reducing its overhead and migrating more of its resources to supporting its anticipated new products and services.

          Average selling prices continued to decrease during fiscal year 2002 compared to fiscal year 2001 as a result of increased competitive pressures in the videoconferencing market.

          Gross Profit. The Company generated a gross profit of $1,796,177 or 24.1% of net sales for fiscal year 2002 compared to gross profit of $1,634,047 or 47.9% of net sales for fiscal year 2001. Cost of goods sold in fiscal year 2002 amounted to $5,656,169 or 75.9% of net sales, compared to $1,746,768, or 51.2% of net sales in fiscal year 2001. This higher cost of goods sold as a percentage of net sales during fiscal year 2002 was due to a higher ticket item then previous products and competitive pricing pressure.

          In the fourth quarter of fiscal year 2002, management took steps to create a new category of consumer communications. The Company was awarded a patent that allows the Company to focus its efforts on the sales and marketing of its new Broadband Videophone. The Company has also formed new relationships with other manufacturers of products that can be sold in conjunction with its Videophone and service providers that can provide the broadband connectivity required by the Videophone. Gross margin on the sale of this technology are expected to be lower than gross margin earned by the Company on its own brand name and OEM products. As a result of a higher expected sales mix of other manufacturers' products containing lower margins in fiscal year 2003 and lower overall pricing due to increased competition, the Company expects gross margin percentages to decline during fiscal year 2003 compared to fiscal year 2002.

          Research and Development Expenses. Research and development expenses were $275,617 or 3.7% of net sales for fiscal year 2002 compared to $551,356 or 16.2% of net sales for fiscal year 2001. During fiscal year 2002, the Company continued to minimize its overall development strategy by eliminating the majority of its internal development projects and focusing its resources on identifying opportunities to partner with other companies to share technology and jointly develop new products. This strategy resulted in a reduction in the number of development employees and associated expenditures during fiscal year 2002 compared to fiscal year 2001.

          Selling, General and Administrative Expenses. Selling general and administrative expenses were $3,017,637 or 40.5% of net sales for fiscal year 2002 compared to $2,621,291 or 76.9% of net sales for fiscal year 2001. The percentage decrease was due to the higher sales volume in fiscal year 2002 compared to fiscal year 2001. The higher level of spending on selling, general and administrative expenses during fiscal year 2002 of approximately $2,706,000 was a result of the Company increasing its marketing, sales, technical support and administrative expenses in North America in response to the significantly higher level of sales in fiscal year 2002 compared to 2001.

          During fiscal year 2002, the Company continued to implement expense reduction measures to minimize net losses, conserve cash and re-position the company for expected future sales growth. During fiscal year 2002, the Company terminated two positions and chose not to fulfill 2 others across various functional areas of the Company. The Company has also continued to reduce other costs in the areas of facilities, communications, professional services and other support costs throughout fiscal year 2002. Selling, general and administrative expenses for fiscal year 2002 include approximately $31,000 related to the issuance of warrants to purchase common stock in the company to AMI, which partially offset the overall reduction in selling, general and administrative expenses during fiscal year 2002 compared to fiscal year 2001. The Company believes it has maintained key personnel in all functional areas necessary to successfully execute its business strategy for fiscal year 2003.

          Other Income and Expense. In fiscal year 2002, other income and expense was $154,184 compared to $204,820 for fiscal year 2001. The lower amount of other income and expense during fiscal year 2002 was due to lower interest rates on the Company's line of credit.

          Net Operating Loss Carryforwards. The Company has net operating loss carryforwards for financial statement and income tax reporting purposes of approximately $20,300,000, which may be used to offset taxable income in future years. Changes in the Company's ownership have caused changes in ownership under section 382 of the Internal Revenue Code of 1996, which limits the use of the Company's net operating loss carryforwards existing as of the date of the ownership change. It is not anticipated that any limitation would have a material adverse effect on the Company.

          As a result of the above, the net loss for fiscal year 2002 was $1,651,261, or $0.13 per share, compared to a net loss of $1,743,420 or $0.18 per share for fiscal year 2001. In connection with its strategic plan, the Company has formed key new strategic relationships, restructured operations, prepared to launch a new product and believes it is well positioned to establish a new consumer electronics product, thereby increasing future revenues and profitability in the future.

                        Liquidity, Capital Resources and
                     Material Changes in Financial Condition

          Net cash provided by operating activities in the nine-month period was $133,040 in the third quarter of fiscal year 2003, compared to net cash used of $1,518,198 in the third quarter of fiscal year 2002. The decrease was primarily due to a reduction in monthly expenditures, cash compensation and accounts receivable as a result of exiting the corporate video conferencing business.

Accounts receivable decreased $1,170,371 during third quarter of fiscal year 2003 as a result of decreased sales during the quarter compared to the third quarter of fiscal year 2002. The principal reason for decrease in revenues is due to the exiting of the corporate video conferencing business and continuing preparations for the launch of its new personal videophone product.

Inventory also decreased during the third quarter of fiscal year 2003 as a result of the Company's strategy to exit the corporate videoconferencing business. A significant amount of this inventory was sold at below cost in order to reduce requirements for office and warehouse space. The Company recorded a $323,400 reserve related to inventory for the nine months ended March 31, 2003.

The Company's existing line of credit expired on December 5, 2002, and the outstanding balance owed is now due and payable. The lender has notified us as to the expiration of the line of credit, although the lender has not demanded payment of the outstanding balance. The exercise of the lender's rights with respect to the line of credit could materially adversely affect our business. We are working with this lender with regard to the payment of the outstanding balance, and the proceeds from sales of the collateral securing this line of credit are being paid to reduce the remaining outstanding loan balance. We will need to renew our existing line of credit or pursue potential alternative banks to provide working capital financing for future operations. There can be no assurance that the alternative line of credit will be available to us on reasonable terms or at all. Because our existing line of credit is secured by virtually all of our assets, demand for repayment of the outstanding balance could lead to liquidation of our assets, and/or could cause us to cease operations or seek bankruptcy protection. In addition, any alternative debt financing (if available and undertaken), like our existing financing, will almost certainly involve restrictions limiting our operating flexibility.

Pending the procurement of a definitive financing arrangement, we have been obtaining funds in comparatively small amounts on an "as needed" basis from various sources of debt financing pursuant to non-binding, informal arrangements. There can be no assurances that we will be able to continue to obtain funds from these sources. Moreover, although we previously reached an informal, interim-financing agreement with Digital Investors, LLC, further negotiations on this financing arrangement are currently being postponed pending developments on a more definitive financing arrangement with respect to an institutional lender.

To attract and retain skilled consultants, the Board of Directors of the Company adopted a consultant compensation plan pursuant to which the Company may issue up to 5,000,000 shares of registered common stock pursuant to this plan. The President of the Company has general authority to negotiate agreements with consultants whereby shares are issued pursuant to this plan. As of March 31, 2003, 1,015,692 shares had been issued pursuant to this plan in payment of approximately $254,000 in services rendered, leaving 3,984,308 shares for future issuances. The purpose of the consultant compensation plan is to further the interest of the Company, its subsidiaries and its stockholders by attracting and retaining consultants to provide services to the Company who might not otherwise provide such services in view of the Company's limited available cash.

Because the credit facility is secured by virtually all of the assets of the Company, demand for such repayment could lead to liquidation of the Company's assets, and/or could cause the Company to cease operations or seek bankruptcy protection. The Company has negotiated a tentative agreement with an investor to either purchase the Company's obligation from the senior lender or to provide additional collateral to the existing lender. The Company has received a proposal from the lender and is currently preparing a response.

The Company does not have enough cash for operations for the next twelve months. Management believes that funds generated from operations will not be sufficient to launch the company's new videophone products and is therefore actively seeking additional equity capital, debt financing or some type of joint arrangement with a company that could provide financing for the marketing launch during the next twelve months. There can be no assurance that such financing will be available to the Company on reasonable terms or at all.


                   Critical Accounting Policies and Estimates

         The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during the reporting period. We regularly evaluate our estimates and assumptions related to net revenues, allowance for doubtful accounts, sales return and allowances, inventory reserves, goodwill and purchased intangible asset valuations, warranty reserves, restructuring cost, litigation and other contingencies. We base our estimates and assumptions on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

         Revenue Recognition. We believe the following critical accounting policies required us to make significant judgments and estimates in the preparation of our consolidated financial statements:

         We do not recognize revenue until all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; our price to buyer is fixed or determinable; and collectibility is reasonably assured.

         When product sales revenue is recognized, we establish and estimated allowance for future product returns based on historical returns experience; when price reductions are approved, we establish an estimated liability for price protection payable on inventories owned by product resellers. Should actual product returns or pricing adjustments exceed our estimates, additional reductions to revenue would result. Revenue from the licensing of patents is recognized at the time of a patent agreement is executed and the goods, services and/or cash are received. Revenue from post-contact customer support and any other future deliverables is deferred and recognized over the support period or as contact elements are delivered. Our product typically carries a ninety-day to five-year warranty. Although we engage in extensive product quality programs and processes, our warranty obligation is affected by product failure rates, use of materials or service delivery cost that differ from our estimates. As a result, additional warranty reserves could be required, which could reduce gross margins.

         Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts and the general condition of the industry. If a major customer's credit worthiness deteriorates, or our customers' actual defaults exceed our historical experience, our estimates could change and impact our reported results.

         Inventory Valuation. Our policy is to value inventories at the lower of cost market on a part-by-part basis. This policy requires us to make estimates regarding the market value of our inventories, including an assessment of excess and obsolete inventories. We determine excess and obsolete based on an estimate of the future sales demand for our product within a specified time horizon, generally 24 months. The estimates we use for demand are also used for near-term capacity planning and inventory purchasing is consistent with our revenue forecast.

         If our sales forecast is less than the inventory we have on hand at the end of an accounting period, we may be required to take excess and obsolete inventory charges, which will decrease gross margin and net operating results for that period.

                             DESCRIPTION OF BUSINESS

                              Business Development

         Viseon, Inc. (the "Company"), a Nevada corporation formerly known as "RSI Systems, Inc.," historically has been a developer of its own video conferencing systems primarily sold to corporate end users. In May 2001, the former RSI Systems, Inc. was merged into its wholly owned subsidiary Viseon, Inc. in order to change the domicile of the Company to Nevada and to effect a simultaneous name change to Viseon, Inc. The shareholders of RSI Systems, Inc. approved the Plan of Merger between RSI Systems, Inc. and Viseon, Inc. on May 23, 2001. RSI Systems, Inc. was incorporated under the laws of Minnesota on December 21, 1993. On July 25, 1995, it completed its initial public offering of its common stock, par value $0.01 per share (the "Common Stock").

         Beginning with the third quarter of the Company's fiscal 2002, the Company's profit margins were eroded by intense competition. The Company recognized the need to modify its business model to achieve higher margins and benefit from its portfolio of U.S. patents, the fourth of which was issued in February 2003. In January 2003, the Company decided to exit its corporate video conferencing systems business. This was accomplished by the sale of its services contract portfolio and the liquidating of the assets associated with the corporate video conferencing business.

 The Company intends to begin licensing its intellectual property to third parties and developing proprietary consumer broadband videophone products and services, some of which will be based on its existing intellectual property. The Company plans on undertaking the development of these products and services jointly with a suitable, established developer and manufacturer. The Company is currently in the process of identifying and selecting the developer and manufacturer and has also become a distributor in the U.S. of a broadband videophone manufactured by an Asian partner. The Company also plans on continuing to form new relationships with other companies to distribute their products alongside its own products.

The Company's marketing strategy is to focus on residential consumers who have historically not purchased video communications in the past. All of these developments have affected and will continue to affect its financial model in terms of margins, cash flow requirements, and other areas. The Company has a limited history with respect to the direction its business is now taking. There can be no assurance that the Company will be able to succeed in implementing its strategy, or that the Company will be able to achieve positive cash flow or profitable operations as a result of these changes in its business.

                               Industry Background

         Traditional telecommunication networks use a fixed electrical path that travels through a series of switches across the network. These networks were designed solely to carry low-fidelity audio signals with a high level of reliability. Although these networks are indeed reliable for their initially intended use, these networks are not well suited to service the explosive growth of digital communications applications.

         Traditional networks transmit data at very low rates and resolutions, making them poorly suited for delivering high-fidelity audio, entertainment-quality video or other rich multimedia content. Traditional networks are also expensive to build because each subscriber's telephone must be individually connected to the central office switch, which is usually several miles away from a typical subscriber's location. The digital component of the traditional telecommunications infrastructure is also less efficient than modern networks because it allots fixed bandwidth throughout the duration of each call, whether or not voice is actually being transmitted. Further, it is difficult for telecommunication service providers to provide new or differentiated services or functions, like video communications, that the network was not designed to accommodate.

         In contrast to the traditional telecommunications infrastructure or public switched telephone network (PSTN), data networks -- such as the Internet or a corporate LAN -- utilize a "packet-switched" system in which information between two communicating terminals (for example, a PC downloading a page from a web server) is transmitted in the form of small data packets that travel through a series of switches, routers, and hubs across the network. Packet-switched networks have been built mainly for carrying non real-time data. The advantages of such networks are their efficiency, flexibility, and scalability. Bandwidth is only consumed when needed. Networks can be built in a variety of configurations to suit the number of users, client/server application requirements and desired availability of bandwidth. Furthermore, many terminals can share the same connection to the network. The exponential growth of the Internet in recent years has proven the scalability of these underlying packet networks. The most common protocol used for communicating on these packet networks is Internet Protocol, or IP.

         As broadband connectivity has become more available and less expensive, it is now possible for service providers to offer voice and video services that run over these IP networks to businesses and consumers. Providing such services has the potential to both substantially lower the cost of telephone and equipment costs to these customers and to increase the breadth of features available to the end-user. Services like full-motion, two-way video are now supported by the bandwidth spectrum commonly available to broadband customers, whether business or residential. To enable such new products to take hold, service and equipment suppliers need semiconductor products and software to connect input and output devices to the networks and the software that runs on the network that enables these input/output devices to be easily installed, operated, and managed, as well as to replace common functionalities of the legacy switched network, such as billing and operator/directory assistance.

         There are three basic categories of personal video communication devices in the consumer market. Most popular have been the PC-based systems that operate over dial-up or broadband connections using either open standards such as H.323 or proprietary systems using a variety of protocols.

                  PC-Based Systems; Software Coder/Decoders (Codecs). Low cost PC add-on systems utilizing Complimentary Metal Oxide Semiconductor
         (CMOS) cameras and Windows-based software compressor/de-compressors (codec) have gained reasonably broad acceptance. Commonly known as Webcams, these types of systems offer low-quality video with generally less than 10 frames per second (fps), rendering the video and audio choppy, blurry and delayed. PC-based systems using software codecs are available at prices under $100 from companies including Logitech, Intel and many others. According to International Data Corporation, shipments of Webcams totaled 5.5 million in 2001 and were projected to be 6.0 million in 2002. The Company's personal videophones are expected to be fully compatible with most of this installed base when using Microsoft NetMeeting and a broadband connection. PC-based systems using software codecs lack an intuitive, familiar interface of a "phone".

                  PC-Based Systems; Hardware Codecs. Certain systems available from VCON, Polycom, Zydacron and others utilize an independent microchip(s) for the codec function. It is housed either in an external module, which may include the camera, or on a card installed in a PC. Depending on the available bandwidth, these systems can offer corporate quality audio and video over either IP and/or ISDN. They are, however, still limited in the size of the image on the PC screen, have a complicated user interface and instability issues due to the underlying PC platform. These systems are available at prices from $500 to $1,200. They also lack an intuitive, familiar interface of a "phone".

                  The Personal VideoPhone. There are three types of personal videophones. The first of these are POTS videophones, which operate over analog phone lines (ITU - H.324) and have been marketed for years with little success. This is primarily due to their very poor video quality. Due to the limited bandwidth of POTS, these systems generally deliver video at less than five fps. Examples include systems from Panasonic and C-Phone, both of which failed to achieve reasonable sales volumes and have now been discontinued. Two POTS phones currently being sold in the US market include a Korean model retailing for approximately $500 and a recent entry into this category, the Beamer from Vialta. The second type of personal videophones are ISDN Videophones, which have been produced for many years. The target market for most manufacturers has been the corporate market for desktop use or by news organizations to relay information from remote places via satellite. Several manufacturers produce videophones that operate on ISDN networks, including Tandberg of Norway, MotionMedia of the UK and Aethra of Italy. ISDN costs about $65 per month per 128k circuit for the basic line plus approximately $10 to $100 per hour for domestic transport at speeds from 128k to 384k. ISDN-based videophones retail for between $1,200 and $9,000 depending on the manufacturer, features and screen size. The third type of personal videophones are IP videophones. The Company is distributing videophones from a Taiwan based manufacturer. It is currently evaluating several manufacturers which can build and/or provide a Company-branded IP videophone that implements many new enhancements. IP-based videophones were introduced to the U.S. market in have recently been introduced by several foreign manufacturers. IP Videophones are normally priced between $299 and $1295.

                              Products and Services

Personal Videophone

         The personal videophone now sold but not now manufactured by the Company is available in two models. An Asia listed company manufactures these products. The Company is currently in discussions with other manufacturers to offer other versions of a proprietary personal videophone based on the Company's proprietary technologies. In addition, the Company has begun the design process for the next generation of personal videophones, which will have a number of new features. New product features in future generations of the personal videophone will enhance the consumer experience and allow the broadband providers to more easily provision and manage a network to support personal videophones. Provisions for new standards and protocols are also planned.

Services Platform

         The services platform, in development, currently named the Appian platform, primarily uses off-the-shelf components and software and will enable any H.323 compliant device (IP audio/video communication system) to function much like today's standard telephone. This includes ease-of-use, compatibility with multiple communication protocols and availability of a variety of network-based user features. Appian will be located on a broadband provider's network and/or on the public IP network.

         The Appian platform will provide both the broadband providers and consumers with numerous useful, revenue-generating features including gatekeeper, caller-ID, call-waiting, call-forwarding and remotely accessible video mail, as follows:

         Gatekeeper: Functionally a directory look-up system that enables a caller to dial a number and/or name to contact a registered user's current IP address. The Gatekeeper insures that a registered user can be reached at a consistent "address".

         Multi-Protocol Conversion (Gateway): Enables the ability to connect from IP to ISDN audio/video calls and IP to POTS audio calls. This function will also allow the connection of various new protocols including versions of Session Initiation Protocol (SIP), Media Gateway Control Protocol (MGCP) and Packet Cable.

         Multipoint Calls: Enabling three or more endpoints to connect in a single call with a variety of protocols (i.e., a conference of a cell phone caller, an IP video caller and an ISDN video caller). This service will be available to any ITU Standards compliant endpoint, not just those sold by the Company or its partners.

         Video Mail/Video Greetings: Although future versions of the Company's personal videophones may enable internal video greetings and video mail, this future function allows remote retrieval and playback of centrally stored video messages from any endpoint, either voice or video. This function will also enable the downloading of advertisements, as well as "sponsored" video greetings.

         Call Forwarding/Call Waiting: Similar to those features found in current telephone systems, but would enable the forwarding of an audio or audio/video call to virtually any endpoint.

         Caller ID: Utilizing data from the Gatekeeper's directory, call recipients can identify inbound callers by alias (name) and/or by a caller's current IP address.

         Additionally, utilizing the IP-to-POTS gateway functionality, the Appian platform will allow an end user to use his or her personal videophones for very low-cost long distance voice calling anywhere within the existing public switched telephone network. This may generate relationships with companies similar to Net2Phone, Worldquest, Vonage, and Ephone which provide IP telephony services. The Appian platform further provides the data necessary for providers to bill customers on a per-minute or even per-megabit basis.

              Manufacturing, Order Fulfillment and Customer Support

         The Company expects that its broadband videophone products will be manufactured, assembled and tested by independent third parties in the Far East (possibly in Taiwan or South Korea) either pursuant to a long-term manufacturing agreement or on a purchase order basis. The Company is currently in the process of identifying and selecting the developer and manufacturer, but no final decision on this selection has been reached. The Company expects that the selected manufacturer will procure components and other supplies, manufacture, assemble and test the Company's products. By outsourcing the entire manufacturing process, the Company will be able to focus on development and design, minimize capital expenditures, rely on a third party with more manufacturing expertise and avoid the need to find and maintain facilities for manufacturing operations. However, if the selected manufacturer were to stop manufacturing the Company's products, the Company would need a considerable period of time to qualify, select and enter into a suitable agreement with an alternative manufacturer, and the Company's results of operations could be harmed. The Company expects that the components that will make up the Company's products will be purchased from various vendors. Single source suppliers may supply some of the Company's components, and alternative sources may not be readily available in sufficient quantities or at an attractive cost. The Company expects to establish a formal manufacturing quality process that includes qualification of material supplier sources, product-specific process definition and qualification, measurement of key manufacturing processes and test metrics, a closed-loop corrective action process and an outgoing sampling audit of finished product. There can be no assurance that this process will result in products of the requisite quality. The Company expects that final products will be sent to the Company for order fulfillment. The Company expects to provide comprehensive customer support after the sale to help ensure that its customers have reliable, effortless experiences.

                              Market and Marketing

Corporate Market

         Although it may be expected that broad adoption of personal videophones could be achieved in Fortune 1000 size companies, this is not likely to generate substantial volume as compared to the consumer market. Larger corporations already have the option of utilizing PC-based 384k IP systems that can be managed by existing network management infrastructures. The technical support infrastructure for PC-based video conferencing systems already exists within major companies.

         The primary corporate prospects for personal videophones will most likely be in the sub-Fortune 1000 size companies as well as in the 33 million telecommuters that work for companies of all sizes. The decline in prices of group video conferencing systems has produced unit growth, yet still sits above $5,000 for an "entry" level system. Personal videophones can create a new price point for group video conferencing at less than $2,000 per endpoint, including remote camera and TV, though this is not the primary marketing initiative.

Consumer Market

         The consumer personal videophone market is by far the largest and most intriguing prospect base. Because it requires a minimum of 128k for transmission of quality video, use of personal videophones will most likely be limited to those individuals with access to a broadband Internet connection, typically via Digital Subscriber Line (DSL) or Cable Modem (CM). As of the spring of 2001, roughly 13% of the Internet connected U.S. households used either DSL or CM access. By December 2002, Morgan Stanley estimates the total number of residential broadband connections will be 16,600,000, of which five million will be DSL and the remainder via CM. The infrastructure is projected to be in place by the end of 2003 to provide broadband IP access to almost 80% of the U.S. households. It is expected that the sales of personal videophones in the consumer market will initially be to existing broadband IP users. Some 44% of the current broadband users have an individual income of over $75,000, according to the Pew Research Institute. These are the "early adopters" who have the income necessary to purchase a personal videophone outright, without financing, if necessary. This would be followed by those broadband customers who are attracted by carrier-based financing programs and eventually those individuals who will see the availability of personal videophones as a reason to install broadband IP connectivity whether they have a home PC or not.

Sales and Marketing

         The Company expects that its initial distribution strategy will be to sell exclusively through third party distributors and sales representatives. The Company is currently in the process of identifying and selecting some of its initial distributors and sales representatives, but no final decision on this selection has been reached. By outsourcing much of the entire sales process, the Company will be able to focus on development and design, rely on a third party with more sales expertise and minimize overhead costs by avoiding the need to pay salaries and to maintain facilities for a sales force. However, the Company may not be able to obtain a sufficient number of qualified distributors and sales representatives. In establishing relationships with distributors, the Company may be forced to accept arrangements under which it will not receive payment for its products until these products are sold to the ultimate consumers. The Company may also have to enter into revenue sharing or other arrangements with these distributors in order to provide additional incentives for such entities to market actively the Company's products. In addition, the Company expects that the selected distributors and sales representatives will have total control over the sales process involving the Company's products, and they may sell products and services offered by the Company's competitors. If the Company's competitors offer distributors and sales representatives more favorable terms or have more products available to meet their needs, those distributors and sales representatives may decline to carry or may not adequately promote or recommend the Company's products.

      Moreover, the Company believes that building brand awareness will be important to the Company's success. The Company intends to use a variety of marketing programs to build awareness of its products through mass-media advertising, targeted advertising, end user promotions, public relations campaigns, strategic promotional efforts and in-store retail merchandising.

                    Approvals, Certifications and Regulation

         Government and telecommunications carrier approvals, safety certifications and Electromagnetic Compliance (EMC) certifications are a key requirement for electronic systems that use the telephone network. The Company's consumer broadband videophone product family have need to obtain certain Safety, EMI and Telephone certifications required for sale into the United States and other countries. While the Company believes that it should not encounter any meaningful difficulty in procuring the requisite certifications and approvals, there can be no assurance of the Company's ability to procure these. Moreover, the Company cannot predict whether it will obtain necessary approvals and certifications for the systems and similar products or for future products in additional countries. Also, the Company cannot predict whether applicable law or regulations might change in a way adverse to the Company's ability to sell its products in a particular country.

                                   Competition

         The Company intends to compete in the consumer videophone market. The Company expects this market will be intensely competitive and rapidly evolving. Competitive pressures created by any current or future competitors could materially adversely affect the Company's business, prospects, financial condition and results of operations. The Company believes that the principal competitive factors in its markets will be brand recognition, price, product performance and reliability, range of functions, ease of use, and customer service. The Company intends to compete vigorously in all of these aspects. There are several existing competitors in the videophone market, including D-Link, Vialta, Aiptek, 8x8, Leadtek and Innomedia. The Company believes that all of the manufacturers and distributors of these competing products have (and most future competitors will have) substantially greater brand recognition, market presence, distribution channels, advertising and marketing budgets, and promotional and other strategic partners than the Company has. In addition, videophones face competition from PC-based Internet video, future offerings from mobile phone manufacturers and current telephone manufacturers. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. The Company believes one of the keys to establishing long-term success in this marketplace will be for the Company to favorably distinguish itself from its existing and future competition. Another key will be the introduction of the Company's videophones at competitive prices. There can be no assurance that the Company will be successful in favorably distinguishing its products, introducing its videophones at competitive prices (if at all), or successfully competing in this market. Competitive pressures faced by the Company may materially adversely affect the Company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could materially adversely affect its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company, if not render the Company's products obsolete.

                  Intellectual Property and Proprietary Rights

         The Company's success depends in part on its proprietary information, technology and expertise. The Company relies on a combination of patents, trade secrets, copyrights and confidentiality agreements to establish and protect its proprietary rights. In fiscal year 1998, the Company amended its U.S. utility patent application for its peripheral videoconferencing system, originally filed in September 1994, to narrow and refocus the Company's claims. The Company received this patent on its system on September 1, 1998, a second patent on June 6, 2000, and a third patent on May 28 2002 and a fourth patent on February 25, 2003. The Company also received notification of allowance from the European Patent Office (EPO) for the Company's first European Patent. The EPO represents many countries in the European region. The Company has also applied for various United States and foreign patents relating to its videoconferencing technology, some of which have not been granted to date.

         In the future, the Company intends to take additional steps to protect its patents from infringement by others, including demanding that suspected infringers cease their infringement and the filing of lawsuits seeking injunctions and monetary damages. The Company has not assurance that these actions will protect the Company's patents.

         With respect to its technical employees and consultants, the Company requires these employees to sign an agreement which obligates them to keep confidential certain trade secrets and information of the Company and to assign to the Company any inventions arising from their work for the Company, as permitted by law. Depending on the responsibilities of a particular employee, the Company may also consider having such an employee sign a non-compete agreement.

         Certain software embedded in the Company's videoconferencing systems carries a standard license agreement for the end-user. The software license agreement is included in the system manuals and grants the purchaser a non-exclusive and non-transferable license to use the software program.

                                  Acquisitions

         The Company does not now intend to conduct an active acquisition program, but may consider select acquisitions on a case-by-case basis. The Company does not now have any possible acquisitions under consideration. The Company has not developed, nor does it currently intend to develop, a valuation model and a standardized transaction structure it will use. Instead, the Company anticipates considering each acquisition on a case-by-case basis. However, the Company expects that the purchase price for acquisition candidate will be based on quantitative factors, including historical revenues, profitability, financial condition and contract backlog, and the Company's qualitative evaluation of the candidate's management team, operational compatibility and customer base.

         Any acquisition is expected to be accounted for using the purchase method of accounting. Under this method of accounting, for each acquisition, a portion of the purchase price would be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the acquisition date. This portion would include both
(i) amounts allocated to in-process technology and immediately charged to operations and (ii) amounts allocated to completed technology and amortized on a straight-line basis over the estimated useful life of the technology of six months. The portion of the purchase price in excess of tangible and identifiable intangible assets and liabilities assumed would be allocated to goodwill and amortized on a straight-line basis over the estimated period of benefit. The results of operations of the acquired entity would be consolidated with those of the Company as of the date the Company acquires effective control of the acquired entity, which generally would occur prior to the formal legal closing of the transaction and the physical exchange of acquisition consideration. In addition, the Company may grant stock options to employees of an acquired company to provide them with an incentive to contribute to the success of the Company's overall organization. As a result of both the purchase accounting adjustments and charges for the stock options just described, the Company may incur significant non-cash expenses related to its acquisitions.

         Acquisitions also involve a number of risks, including adverse effects on the Company's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expenses resulting from newly hired employees, the diversion of management attention, risks associated with the subsequent integration of acquired businesses, potential disputes with the sellers of one or more acquired entities and the failure to retain key acquired personnel. Customer satisfaction or performance problems with an acquired firm also materially and adversely affect the reputation of the Company as a whole, and any acquired company could significantly fail to meet the Company's expectations. Due to all of the foregoing, any individual future acquisition may materially and adversely affect the Company's business, results of operations, financial condition and cash flows. If the Company issues Common Stock to complete future acquisitions, there will be ownership dilution to existing stockholders. In addition, to the extent the Company chooses to pay cash consideration in such acquisitions, the Company may be required to obtain additional financing and there can be no assurance that such financing will be available on favorable terms, if at all.

                            Research and Development

         The Company incurred research and development expenses during fiscal years 2002 and 2001 of $275,617 and $551,356 respectively.

                                    Employees

         On May 22, 2003, the Company had three full-time employees; one in operations and customer support, one in accounting and one executive. None of the Company's employees is represented by a labor union. The Company believes its employee relations are good.

         The Company contracts with Active Management, LLC to provide consulting services. Additionally, the Company also outsources a variety of sales and marketing functions to other third-parties on an as needed basis.

                             DESCRIPTION OF PROPERTY

         The Company now subleases 4,229 square feet of space for its headquarters in Irving, Texas under a lease agreement that expires in April, 2005. The Company believes its current space is sufficient for its current needs and anticipates acquiring additional space if necessary. The Company also owns the intellectual property rights in its patents that have been granted or have been applied for, in addition to the limited amount of tangible property it owns.

                                LEGAL PROCEEDINGS

         On June 22, 2001, the Company initiated a suit in the United States District Court for the District of Minnesota, Hennepin County, Minnesota against Forgent for reasonable royalties and lost profits associated with alleged infringement of the Company's U.S. patents 6,073,192 and 5,802,281. The United States District Court ruled in favor of Forgent on its motion for a partial summary judgment, and Forgent and the Company have entered briefs regarding the payment of attorneys' fees and the dismissal of this litigation. The United States District Court has yet to render a decision on these briefs.

         The Company is subject to certain other litigation and claims arising in the ordinary course of business. Management believes the amounts ultimately payable, if any, as a result of such claims and assessments will be less than the required disclosure thresholds of the U.S. Securities and Exchange Commission (the "Commission").

                              Available Information

         The Company has filed with the Commission a Registration Statement on Form SB-2 and exhibits relating thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of which this prospectus is a part. This prospectus does not contain all the information set forth in the Registration Statement. Reference is made to such Registration Statement for further information with respect to the Company and the securities of the Company covered by this prospectus. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the related document filed with the Commission.

         The Company has registered as a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). As a consequence, the Company will file with the Commission Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K. The Annual Reports on Form 10-KSB will contain audited financial statements. After they are filed, these reports can be inspected at, and copies thereof may be obtained at prescribed rates, at the Commission's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Commission maintains a World Wide Web site that contains reports, proxy statements and information statements and other information (including the Registration Statement) regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company's reports can be inspected at, and copies downloaded from, the Commission's World Wide Web.

                                   MANAGEMENT

         The directors and executive officers of the Company are as follows:

         Name                          Age               Positions

         John C. Harris                 41       Chairman of the Board, Chief
                                                 Executive Officer and President

         Brian Day                      38       Director

         Gerald  Dube                   47       Director

         W.R. Howell                    65       Director

         Charles Rey                    54       Director

         John Harris has been a director and Chief Executive and President of the Company since February 2001. From May until December 2000, Mr. Harris served as Chief Executive Officer of Diversified Technologies Group, Inc. a company that provides enhanced fax services. From October 1999 until May 2000, Mr. Harris was Chief Executive Officer of CBQ, Inc. an e-business solutions provider. From March of 1999 until joining CBQ, Inc. Mr. Harris served as President of Paragon Innovations, Inc. an embedded device design firm. From 1986 until 1998, Mr. Harris was President and CEO of CompuNet Support Systems, Inc. CompuNet provided networking, systems integration and business building applications.

         Brian Day has been a director of the Company since October 2001 and was Chief Financial Officer of Octave Communications, Inc. from June 1999 until March 2003. From September 1998 to June 1999, Mr. Day was Chief Financial Officer of Healthtrax Inc. and prior to that, Chief Financial Officer of Span Instruments, Inc. Mr. Day is currently consulting to the telecommunications industry.

         Gerald Dube has been director of the Company since November 2001. Mr. Dube is currently President of Xtend, Inc. a wireless telecommunications company. Mr. Dube founded Xtend, Inc. in September 2001. From December 1999 until September 2001 Mr. Dube was employed by the internet consulting firm, Zefer, as Executive Vice President. From 1994 to 1999, he served in senior executive level positions with Computer Sciences Corp, including President of the Integrated Business Services unit.

         W. R. Howell has been a director of the Company since October 2001. Mr. Howell has been Chairman Emeritus of J.C. Penney Inc. since 1997 and was Chief Executive Officer of J.C. Penney from 1983 to 1996. Mr. Howell is also a director of Pfizer, Bankers Trust, ExxonMobil, Halliburton, American Electric Power, and Williams Companies.

         Charles Rey has been Chief Executive Officer of Heartland Direct Group marketing company since 1975. Mr. Rey is also Chairman of the Board of POPS Direct, a consumer internet marketing company.

                  The members of the Board of Directors are elected annually at the Annual Meeting of Shareholders. Executive officers are elected by the Board of Directors and serve until their successors are elected and appointed.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

         The following table sets forth the compensation paid or accrued by the Company for services rendered for the years ended June 30, 2000, 2001 and 2002 to (i) all persons who served as the Chief Executive Officer of the Company during fiscal year 2001 and (ii) the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in fiscal year 2002 (the "Named Executive Officers"). Other than those individuals listed below, no executive officer of the Company received cash compensation of more than $100,000 in fiscal year 2002.

                         Summary Compensation Table (1)

                           Annual                             Long-Term
                           Compensation                       Compensation

(a)                     (b)       (c)        (f)         (g)            (i)
                                          Restricted  Securities        All
Name and               Fiscal               Stock     Underlying       Other
Principal Position      Year     Salary     Awards     Options     Compensation

John C. Harris (2)      2000          0          0          0              0
CHIEF EXECUTIVE         2001     45,500          0          0              0
OFFICER AND             2002    130,000          0    250,000              0
PRESIDENT

Marti D. Miller         2000    133,500          0     40,000              0
FORMER VICE             2001    133,500          0          0         37,000 (3)
PRESIDENT,              2002     10,000     50,000          0              0
ENGINEERING

James D. Hanzlik(4)     2000    107,900          0     40,000          2,800
FORMER CHIEF            2001    110,300          0     40,000         36,520 (5)
FINANCIAL OFFICER       2002    110,300          0    125,000              0

Eugene W. Courtney      2000     34,615          0    100,000              0
FORMER CHIEF            2001     75,900     29,295 (6)      0         35,500 (7)
EXECUTIVE OFFICER       2002          0          0          0              0
AND PRESIDENT
----------------------
(1) The Columns designated by the U.S. Securities and Exchange Commission for the reporting of bonuses, other annual compensation and long-term incentive plan payouts have been eliminated as no such bonuses, annual compensation or payouts were paid to any specified person during any fiscal year covered by the table.
(2)      Mr. Harris became President and CEO in February 2001.
(3) As of June 30, 2002, the Company accrued compensation costs associated with the termination of Mr. Miller, to be paid after June 30, 2002. The compensation was in the form of 50,000 shares of restricted common stock to be issued, and one month of salary and benefits of approximately $12,000.
(4)      Mr. Hanzlik resigned as director and Chief Financial Officer on July
         28, 2002
(5) As of June 30, 2002, the Company amended previous stock options held by Mr. Hanzlik. The amendments a) extended the time period for exercise of the options in the event of a termination to three years, b) provided for 100% vesting of all unvested stock options, and c) re-priced stock option exercise prices to $.45 for stock options having exercise prices in excess of $.45 (market price was $.73 per share on repricing date).
(6) In January 2001, Mr. Courtney was granted 75,000 shares of restricted common stock as compensation for consulting services provided during the transition to a new Chief Executive Officer.
(7) In April 2001, the Company amended stock options held by Mr. Courtney. The amendment a) extended the time period for exercise of the options in the event of a termination to three years, and b) provided or 100% vesting of all unvested stock options.

                               Stock Option Grants

         The tables below set forth information about the stock options held by the Named Executive Officers and the potential realizable value of the options held by such person on June 30, 2002. No stock options were exercised by the Named Executive Officers of the Company during fiscal year 2002.

                      Option Grants in the Last Fiscal Year

(a)                        (b)              (c)                 (d)        (e)
                         Number of
                         Securities     Percentage of Total
                         Underlying     Options Granted
                         Options        to Employees         Exercise Expiration
Name                     Granted(1)     in Fiscal Year        Price      Date

John C. Harris             250,000          66.6%            $ .66    02/28/2007
CHIEF EXECUTIVE
OFFICER AND
PRESIDENT

James D. Hanzlik           125,000          33.3%            $1.04    07/30/2007
FORMER CHIEF FINANCIAL
OFFICER
----------------------

(1) During fiscal year 2002, options to acquire shares of Common Stock were granted to the CEO and CFO. Options to acquire 120,000 shares of Common Stock were granted to non-employee directors. No options were exercised during the fiscal year ended June 30, 2002.

                  Option Exercises/Value of Unexercised Options

                       Aggregated Option Exercises in Last
                Fiscal Year and Fiscal Year End Option Values (1)

(a) (d) (e)

                   Number of Securities
                   Underlying Unexercised              Value of Unexercised
                   Options at June                     in-the-Money Options at
                   30, 2002                            June 30, 2002(2)
                   (Numbers of Shares)
Name                Exercisable       Unexercisable   Exercisable  Unexercisable

John C. Harris       60,000            190,000          8,400           N/A
CHIEF EXECUTIVE
OFFICER AND
PRESIDENT

James D. Hanzlik    265,000                  0         46,466             0
FORMER,
CHIEF FINANCIAL
OFFICER

Eugene W. Courtney  100,000                  0              0             0
FORMER CHIEF
EXECUTIVE OFFICER
AND PRESIDENT

--------------------
(1) The Columns designated by the U.S. Securities and Exchange Commission for the reporting of the number of shares acquired upon exercise and the value realized have been eliminated as no options were exercised by any specified person during any fiscal year covered by the table.
(2) Based on the June 30, 2002 closing bid price of the Company's Common Stock of $.80 per share.

                        Report of Compensation Committee

         As of June 30, 2002 the Compensation Committee of the Board of Directors granted Mr. Harris 250,000 stock options that expire on February 28, 2007. Additionally, Mr. Harris was extended an incentive bonus of $50,000 upon the completion of the Company's first positive EBITDA quarter. Details of stock granted and changes to options are summarized in the Summary Compensation Table and the Option Grants in the Last Fiscal Year Table above and related footnotes thereto.

                         Richard F. Craven, Charles Rey
                         (Members of the Compensation Committee)

                              Director Compensation

         The Board of Directors of the Company has established the following compensation policies for non-employee directors of the Company. Under the Company's 1994 Stock Plan, each non-employee director is granted, upon election to the Board, an option to purchase 20,000 shares of Common Stock, exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. After the year of election, each non-employee director will also receive annually an option to purchase 5,000 shares of Common Stock exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. During fiscal year 2002, options to acquire 150,000 shares of the Company's Common Stock were granted to non-employee directors, exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. Directors who are employees of the Company receive no additional compensation for serving as directors.

                   Compensation Agreements with Key Personnel

         The Company currently has no written employment contracts or other written compensation agreements with John C. Harris, currently the Company's sole executive officer.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Richard F. Craven, a former director of the Company, is the father-in-law of the owner/partner of Pointe Design, which is a Minneapolis, Minnesota based company that has provided marketing designs, print advertising and other marketing materials to the Company. Net purchases by the Company from Pointe Design totaled $20,039, $41,352 and $148,371 during fiscal years 2001, 2000 and 1999 respectively. The Company believes its transactions with Pointe Design have been on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.

                  On October 5, 2001, the Company received proceeds of $800,000 from Digital Investors, LLC. in the form of a subordinated note due October 5, 2002. Interest on the note was due quarterly at a rate of 12% and the note was subordinated to all amounts owed by the Company to its bank. This note was paid in full on January 18, 2002.

                  On October 5, 2001 the Company and Digital Investors, LLC amended the Stock Purchase Agreement dated February 23, 2001. As part of the amendment, the Company agreed to issue warrants to purchase 800,000 shares of common stock at a price of $.75 per share upon the final closing of the Stock Purchase Agreement.

                  On January 18, 2002 the Company issued 2,314,285 shares of common stock purchased by Digital at $.35 per share under an amended Stock Purchase Agreement for a total gross price of $810,000. Net proceeds from the transaction were $809,999.75.

         RSI Marketing, LLC was the former exclusive North American sales representative for the Company. In the agreement signed in February 2001, RSIM was granted a warrant to acquire 1,000,000 shares of common stock at $.45. During fiscal year 2002, 500,000 of that option became non-cancellable. The company paid RSIM $742,783 for commissions and marketing expense in fiscal year 2002.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OR MANAGEMENT

         The following table sets forth as of June 19, 2003, the number of shares of the Company's Common Stock beneficially owned by (i) each director of the Company; (ii) each of the Named Executive Officers; (iii) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; and (iv) all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and dispositive power over such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such group or person. The address for all directors and officers of the Company is Viseon, Inc., 545 E. John Carpenter Freeway, Suite 1430, Irving, TX 75062.

         Name and Address of                     Beneficial Ownership
         Beneficial Owner                    Number                     Percent

         Brian Day                          27,500 (1)                        *
         Gerald Dube                        25,000 (2)                        *
         John Harris                        66,000 (3)                        *
         W.R. Howell                        27,500 (4)                        *
         Charles Rey                       132,300 (5)                        *

         All Current Executive Officers
          and Directors as a Group
          (5 persons)                      278,300 (6)                    1.59%


         Digital Investors, LLC          2,870,279(7)                    16.42%
         8700 North Stemmons Freeway #310
         Dallas, Texas 75247

         Richard Craven                  2,557,207 (8)                   14.63%
         5200 Wilson Road #200
         Edina, MN 55424

         Henry F. Harris, Sr.            2,500,000(9)                    14.30%
         575 E. Evergreen Avenue,
         Wyndmoor, Pennsylvania 19038

         Henry C.S. Mellon               1,073,814(10)                    6.14%
         4 Driftwood Landing
         Gulf Stream, Florida 33483

--------------------

* Indicates ownership of less than 1%.

(1) Includes 7,500 shares that may be acquired within 60 days upon the exercise of stock options.
(2) Includes 5,000 shares that may be acquired within 60 days upon the exercise of stock options.
(3) Includes 66,000 shares that may be acquired within 60 days upon the xercise of stock options.
(4) Includes 7,500 shares that may be acquired within 60 days upon the exercise of stock options.
(5) Includes 7,500 shares that may be acquired within 60 days upon the exercise of stock options.
(6) Includes 93,500 shares that may be acquired within 60 days upon the exercise of stock options.
(7) Includes 870,332 shares that may be acquired within 60 days upon the exercise of stock warrants.
(8) Includes 55,000 shares that may be acquired within 60 days upon the exercise of stock options.
(9) Includes 1,000,000 shares that may be acquired within 60 days upon the exercise of stock warrants.
(10) Includes 400,000 shares held directly and 350,000 shares that may be acquired within 60 days upon the exercise of stock warrants; also includes 285,714 shares held directly by Mellon Group, Inc., a corporation of which Mr. Mellon is the President, and 38,100 shares that may be acquired by the Mellon Group, Inc. within 60 days upon the exercise of stock warrants.

                            DESCRIPTION OF SECURITIES

Capital Stock.

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, $.01 par value per share and 5,000,000 shares of Preferred Stock, $.01 par value per share.

Common Stock.

         The authorized Common Stock of the Company consists of 50,000,000 shares, par value $0.01 per share. After taking into consideration the issuance of certain of the shares being registered, approximately 26,867,929 shares of Common Stock will be issued and outstanding. All of the shares of Common Stock are validly issued, fully paid and nonassessable. Holders of record of Common Stock will be entitled to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefore. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of provision for payment of the debts and other liabilities of the Company, including the liquidation preference of all classes of preferred stock of the Company, each holder of Common Stock will be entitled to receive his pro rata portion of the remaining net assets of the Company, if any. Each share of Common stock has one vote, and there are no preemptive, subscription, conversion or redemption rights. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of directors can elect all of the directors.

Preferred Stock.

         The Company's Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of the Company's $0.01 par value preferred stock (the "Preferred Stock"). As of the date of this prospectus, no shares of Preferred Stock were outstanding. The Preferred Stock constitutes what is commonly referred to as "blank check" preferred stock. "Blank check" preferred stock allows the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, to issue shares of any series, and to fix and determine separately for each series any one or more of the following relative rights and preferences: (i) the rate of dividends; (ii) the price at and the terms and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of involuntary liquidation; (iv) the amount payable upon shares in the event of voluntary liquidation; (v) sinking fund provisions for the redemption or purchase of shares; (vi) the terms and conditions pursuant to which shares may be converted if the shares of any series are issued with the privilege of conversion; and (vii) voting rights. Dividends on shares of Preferred Stock, when and as declared by the Board of Directors out of any funds legally available therefore, may be cumulative and may have a preference over Common Stock as to the payment of such dividends. The provisions of a particular series, as designated by the Board of Directors, may include restrictions on the ability of the Company to purchase shares of Common Stock or to redeem a particular series of Preferred Stock. Depending upon the voting rights granted to any series of Preferred Stock, issuance thereof could result in a reduction in the power of the holders of Common Stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each series of the then outstanding Preferred Stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of the Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for Preferred Stock, the liquidation preference of Preferred Stock and other matters, the issuance of Preferred Stock could result in a reduction in the assets available for distribution to the holders of the Common Stock in the event of liquidation of the Company. Holders of Preferred Stock will not have preemptive rights to acquire any additional securities issued by the Company. Once a series has been designated and shares of the series are outstanding, the rights of holders of that series may not be modified adversely except by a vote of at least a majority of the outstanding shares constituting such series.

         One of the effects of the existence of authorized but unissued shares of Common Stock or Preferred Stock may be to enable the Board of Directors of the Company to render it more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer at a control premium price, proxy contest or otherwise and thereby protect the continuity of or entrench the Company's management, which concomitantly may have a potentially adverse effect on the market price of the Common Stock. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by he Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Nevada Legislation.

         Sections 78.411-78.444 of the General Corporation law of Nevada ("Business Combination Statute") are applicable to us since we have 200 or more stockholders. These provisions may make it more difficult to effect certain transactions between a corporation and a person or group who owns 10% or more of the corporation's outstanding voting stock, including rights to acquire stock, or a person who is an affiliate or associate of the corporation and who was the owner of 10% or more of such voting stock at any time within three years immediately prior to the date in question ("Interested Stockholder"). The Business Combination Statute prevents the following transactions between the corporation and the Interested Stockholder for three years following the date the stockholder became a 10% or more holder of the corporation's voting stock, unless certain conditions are met: (i) any merger or consolidation; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the corporation's assets having a total market value equal to 10% or more of the total market value of all the assets of the corporation; or 5% or more of the total market value of all outstanding shares of the corporation or representing 10% or more of the earning power of the corporation; (iii) the issuance or transfer by the corporation of any shares of the corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation to stockholders except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or under any agreement or arrangement or understanding, whether or not in writing, with the Interested Stockholder; (v) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares owned by the Interested Stockholder, and (vi) any receipt by the Interested Stockholder of the benefit, except proportionally as a stockholder of the corporation, of any loan or other financial assistance or any tax credit or other tax advantage provided by or through the corporation. The three year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the Board of Directors of the corporation prior to the date the stockholder became an Interested Stockholder.

Shares Eligible for Future Sale.

         Sales of a substantial amount of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock prevailing from time to time in the public market and could impair the Company's ability to raise additional capital through the sale of its equity securities in the future. After taking into consideration the issuance of certain of the shares being registered, approximately 27,380,813 shares of Common Stock will be issued and outstanding. After the registration of the shares covered by this prospectus, management believes that all of the Company's outstanding shares may be legally sold, so long as (in the case of the shares covered by this prospectus) the registration statement of which this prospectus is a part remains current and effective. Substantial sales of the shares covered by this prospectus or otherwise could adversely affect the market price of the Common Stock.

                              SELLING STOCKHOLDERS

There following three tables represent the selling stockholders as "common shareholders", "warrant holders" and convertible debt holders". The purpose of these separate tables is for clarity.

The following table sets forth certain information as of June 6, 2003 pertaining to the beneficial ownership of Common Stock by the Selling Stockholders. (Certain of the persons listed in the table immediately below also beneficially own shares pursuant to warrants; these additional warrant shares are included in the table for warrant holders immediately following this table for selling stockholders of currently outstanding shares.)
                                                     Number of      Beneficial
                            Beneficial Ownership      Shares        Ownership
     Stockholder             Prior to Offering     Being Offered  After Offering

     Albert B. Greco                 611,040            611,040             0

     Digital Investors , LLC       1,999,947          1,999,947             0

     EXIM, Inc.                      700,000            700,000             0

     Henry Harris, Jr                196,666             83,333       113,666(1)

     Henry Harris, Sr              1,500,000          1,000,000       500,000(2)

     Lamont Harris                    40,000             40,000             0

     Mellon Family Trust             333,333            333,333             0

     Randall W. Heinrich              80,000             80,000             0

     Schottenfeld Qualified
        Associates, LP               166,166            166,166             0

     Wire One, Inc.                  211,433            211,433             0

         (1) Assuming the offer and sale of all shares being registered, the 113,666 shares beneficially owned by Henry Harris, Jr. after this offering will represent less than 1% of the shares in the Company then outstanding.

         (2) Assuming the offer and sale of all shares being registered, the 500,000 shares beneficially owned by Henry Harris, Sr. after this offering will represent 2.0% of the shares in the Company then outstanding.

The following table sets forth certain information as of June 6, 2003 pertaining to the beneficial ownership of shares underlying warrants to purchase Common Stock by the Selling Stockholders. The Company will receive proceeds from any exercises of the warrants in this table.
                                                     Number of      Beneficial
                            Beneficial Ownership       Shares       Ownership
     Warrant holder          Prior to Offering      Being Offered After Offering

     Albert B. Greco             212,916 (1)            212,916            0

     Active Management, LLC      900,000 (2)            900,000            0

     Carbone Holdings, LLC.    1,000,000 (3)          1,000,000            0

     Digital Investors , LLC     870,332 (4)            870,332            0

     David Sandmann               90,500 (5)             90,500            0

     E M Norwood                 770,700 (6)            469,500      301,200 (6)

     EXIM, Inc.                  150,000 (7)            150,000            0

     Henry Harris, Jr             83,333 (8)             83,333            0

     Henry Harris, Sr          1,000,000 (9)          1,000,000            0

     Henry Mellon                610,000 (10)           610,000            0

     JOD Enterprises, LLC        250,000 (11)           250,000            0

     Judas, Inc.                 666,666 (12)           666,666            0

     Lamont Harris                40,000 (13)            40,000            0

     Linson  Trust               468,814 (14)            38,100     430,714 (14)

     Mark Latham                 754,505 (15)           385,220     369,285 (15)

     Mellon Group, Inc.          323,814 (16)            38,100     285,714 (16)

     Mitch Wolf                  161,587 (17)            19,000     142,587 (17)

     Schottenfeld Qualified
        Associates, LP           166,166 (18)           166,166           0

     W.R. Howell                 235,000 (19)           200,000      35,000 (19)

 (1) 121,916 shares may be purchased at $0.45 per share pursuant to warrants currently exercisable and 91,000 shares may be purchased at $0.70 per share pursuant to warrants currently exercisable.
 (2) 500,000 shares that may be purchased at $0.45 per share of which 387,500 are currently exercisable and 400,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period.
(3) 1,000,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period.
(4) These 487,664 shares may be purchased at $0.45 per share pursuant to warrants currently exercisable, and 364,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable.
(5) These 90,500 shares may be purchased at $0.45 per share pursuant to warrants exercisable after a 90 day notice period.
(6) Includes 301,200 shares owned outright, 333,333 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, and 469,500 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. The 301,200 shares beneficially owned by Elizabeth Michelle Norwood after this offering (assuming the offer and sale of all shares being registered) will represent 1.20% of the shares in the Company then outstanding.
 (7) These 150,000 shares may be purchased at $0.45 per share pursuant to warrants exercisable after a 90 day notice period.
 (8)     These 83,333 shares may
         be purchased at $0.60 per share pursuant to warrants currently exercisable.
 (9) These 1,000,000 shares that may be purchased at $0.25 per share pursuant to warrants currently exercisable. The table set forth above for selling stockholders of currently outstanding shares indicates that Henry Harris, Sr. will continue to own after the offering (assuming the offer and sale of all shares being registered) 500,000 shares that he currently holds and that these shares will represent 2.0% of the shares in the Company then outstanding.
(10) 350,000 shares may be purchased at $0.60 per share and 260,000 at $0.25 per share pursuant to warrants currently exercisable.
(11) These 250,000 shares may be purchased at $0.70 per share pursuant to warrants currently exercisable.
(12) Includes 666,666 shares that may be acquired upon the conversion of convertible subordinated notes convertible after a 90 day notice period, and 666,666 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period.
(13) These 40,000 shares may be purchased at $0.60 per share pursuant to warrants currently exercisable.
(14) Includes 430,714 shares owned outright, and 38,100 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. The 430,714 shares beneficially owned by Linson Trust after this offering (assuming the offer and sale of all shares being registered) will represent 1.72% of the shares in the Company then outstanding.
(15) Includes 369,285 shares owned outright, 95,220 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable and 290,000 shares that may be purchased at $0.45 per share pursuant to warrants exercisable after a 90 day notice period. The 369,285 shares beneficially owned by Mark Latham after this offering (assuming the offer and sale of all shares being registered) will represent 1.47% of the shares in the Company then outstanding.
(16) Includes 285,714 shares owned outright, and 38,100 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. The 285,714 shares beneficially owned by Mellon Group, Inc. after this offering (assuming the offer and sale of all shares being registered) will represent 1.14% of the shares in the Company then outstanding.
(17) Includes 142,857 shares owned outright, and 19,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. The 142,587 shares beneficially owned by Mitch Wolf after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.
(18) These 166,166 shares may be purchased at $0.60 per share pursuant to warrants currently exercisable.
(19) Includes 20,000 shares owned outright, 15,000 shares that may be purchased pursuant to options that are currently exercisable, and 200,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. The 35,000 shares beneficially owned by Mr. Howell after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

The following table sets forth certain information as of June 6, 2003 pertaining to the beneficial ownership of convertible debt holders who have rights to acquire Common Stock. The shares in the following table may be acquired upon the conversion of the related debt instrument only after a 90 day notice period. (Certain of the persons listed in the table immediately below also beneficially own shares pursuant to warrants; these additional warrant shares are included in the table for warrant holders immediately above this table for convertible debt holders.) (The Column designated by the U.S. Securities and Exchange Commission for the reporting of beneficial ownership after the offering has been eliminated because (assuming the offer and sale of all shares being registered) no Selling Stockholder will hold any shares in the Company except as footnoted below. The Company will not receive any additional proceeds from the conversion of these shares.

                                    Beneficial Ownership     Number of Shares
     Convertible Debt Holder        Prior to Offering          Being Offered

     Active Management, LLC.         400,000                    400,000

     Carbone Holdings, LLC.        1,000,000                  1,000,000

     E M Norwood                     333,333 (1)                333,333

     Judas, Inc.                     666,666                    666,666

(1) The table set forth above for warrant holders indicates that E M Norwood will continue to own after the offering (assuming the offer and sale of all shares being registered) 301,200 shares that she currently holds and that these shares will represent 1.09% of the shares in the Company then outstanding.

                              PLAN OF DISTRIBUTION

         The sale of shares of common stock being registered by the selling stockholders may be effected from time-to-time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling stockholders may sell shares on the OTC Bulletin Board, or in another over-the-counter market, on a national securities exchange on which the Company's common stock may be listed in the future, in privately negotiated transactions or otherwise, or in a combination of such transactions, by methods that include block trades, exchange, or secondary distributions in accordance with applicable exchange rules and ordinary brokerage transactions. In addition, any shares covered by this prospectus that qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 may be sold under such provisions rather than pursuant to this prospectus. For example, the shares may be sold in one or more of the following types of transactions:

         * a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         * purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         * an exchange distribution in accordance with the rules of such exchange;

         * ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         * face-to-face transactions between sellers and purchasers without a broker-dealer.

In effecting sales, underwriters, brokers, or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales. Such underwriters, brokers, or dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated.

         The selling stockholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares registered in this offering, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders may also pledge the shares registered in this offering to a broker or dealer. Upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

         The selling stockholders and any underwriters, dealers, and agents that participate in the distribution of shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discounts or commissions received by them from the selling stockholders and any profit on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company advised the selling stockholders that they and any securities broker/dealers or other who may be deemed statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. The Company also advised each selling stockholder that during such time as they may be engaged in a distribution of the shares included in this offering, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the elements of this plan of distribution may affect the marketability of the common stock.

         Until the distribution of the common shares offered in this offering is completed, rules of the Commission may limit the ability of the selling stockholders and any underwriters and certain selling group members to bid for and purchase common shares. As an exception to these rules, the underwriter representatives, if any, are permitted to engage in transactions that stabilize the price of common shares. These transactions may consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the common shares.

         If underwriters create a short position in the common shares in connection with the offering, the underwriters' representatives may reduce that short position by purchasing common shares in the open market. The underwriters' representatives also may impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase common shares in the open market to reduce the underwriters' short position or to stabilize the price of the common shares, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. The imposition of a penalty bid could have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in an offering.

         Neither the Company nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common shares. In addition, no representation is made that any person or entity will engage in these stabilizing transactions or that these transactions, once commenced, will not be discontinued without notice.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         The financial statements of the Company included herein and in the registration statement have been audited by Virchow, Krause and Company LLP, independent certified public accountants, and have been included herein in reliance upon their report upon the authority of said firm as experts in accounting and auditing.

                                  VISEON, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Page

Independent Auditor's Report................................................F-1

Consolidated Balance Sheets as of June 30, 2002 and June 30, 2001...........F-2

Consolidated Statements of Operation for the years ended June 30,
        2002 and June 30, 2001..............................................F-3

Consolidated Statements for the years ended June 30, 2002 and
        June 30, 2001 ......................................................F-4

Consolidated Statements of Cash Flows for years ended June 30,
        2002 and June 30, 2001 and June 30, 2001 ...........................F-5

Notes to Consolidated Financial Statements .................................F-6



Nine Months Ended March 31, 2003 (unaudited):

Consolidated Balance Sheet as of March 31, 2003.............................G-1

Consolidated Statements of Operation for the nine months ended
        March 31, 2003 and March 31, 2002...................................G-3

Consolidated Statements of Operation for the three months ended
        March 31, 2003 and March 31, 2002...................................G-4

Consolidated Statements of cash flows for the nine months ended
        March 31, 2003 and March 31, 2002 ..................................G-5

Notes to Consolidated Financial Statements..................................G-7

(1) All necessary adjustments to financial statements have been made.

                          INDEPENDENT AUDITORS' REPORT




Stockholders and Board of Directors
Viseon, Inc.


We have audited the accompanying consolidated balance sheets of Viseon, Inc. and subsidiary as of June 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Viseon, Inc. and subsidiary as of June 30, 2002 and 2001, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring operating losses, negative cash flows from operations for the year, and a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Minneapolis, Minnesota
October 4, 2002

                           VISEON, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             June 30, 2002 and 2001


                                     ASSETS


                                                          2002             2001
                                                     ----------     ------------
CURRENT ASSETS
    Cash and cash equivalents                        $      --     $     81,115
    Accounts receivable, net of
         allowance for doubtful accounts
         of $144,000 in 2002 and 2001                  1,314,131        529,464
    Other receivable                                        --          299,633
    Inventories (note 3)                               1,087,661        546,390
    Prepaid expenses                                      39,984         31,564
                                                     ------------     ----------
        Total Current Assets                           2,441,776      1,488,166


PROPERTY AND EQUIPMENT, NET                              720,431        803,540


INTANGIBLE ASSETS, NET                                   204,529        124,036
                                                     ------------     ----------

               TOTAL ASSETS                         $  3,366,736   $  2,415,742
                                                     ============     ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Checks issued in excess of cash
            in bank                                 $   51,919     $      --
    Revolving credit facility, net
            (note 7)                                 1,269,339          534,860
    Current portion of capital
            lease obligations                            4,017           62,953
    Accounts payable                                 1,479,767        1,067,760
    Accrued expenses                                   204,745          229,005
    Current portion of deferred revenue                298,708           91,339
                                                   ------------     ------------
        Total Current Liabilities                    3,308,495       1,985,917

LONG-TERM LIABILITIES
    Capital lease obligations, net
            of current portion                           --             23,085
    Deferred revenue, net of current
            portion                                      --            267,245
                                                   ------------     ------------

        Total Liabilities                            3,308,495       2,276,247

COMMITMENTS AND CONTINGENCIES (note 10)

STOCKHOLDERS' EQUITY (note 12)
    Preferred stock, $.01 par value per share
        5,000,000 shares authorized
        no shares issued and outstanding                 --               --
    Common stock, $.01 par value per share
        50,000,000 shares authorized
        14,172,066 and 11,668,981 shares issued
        and outstanding                               141,720          116,689
    Additional paid-in capital                     21,713,645       20,168,669
    Accumulated deficit                           (21,797,124)     (20,145,863)
                                                 -------------     ------------
        Total Stockholders' Equity                     58,241          139,495
                                                 -------------   --------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  3,366,736     $  2,415,742
                                                 =============   ==============


          See accompanying notes to consolidated financial statements.

                           VISEON, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       Years Ended June 30, 2002 and 2001

                                                     2002             2001
                                                 ------------     ------------

NET SALES                                        $  7,452,346     $  3,409,352

COST OF GOODS SOLD                                  5,656,169        1,746,768
INVENTORY WRITEDOWN TO LOWER
   OF COST OR MARKET                                      --            28,537
                                                 ------------     ------------

    Gross Profit                                    1,796,177        1,634,047

RESEARCH AND DEVELOPMENT                              275,617          551,356

SELLING, GENERAL AND ADMINISTRATIVE                 3,017,637        2,621,291
                                                 ------------     ------------

    Operating Loss                                 (1,497,077)      (1,538,600)
                                                  ------------     ------------

OTHER INCOME (EXPENSE)
    Other income                                        1,980            4,073
    Interest income                                     2,637            8,589
    Interest expense                                 (101,089)        (215,482)
    Other expense                                     (57,712)          (2,000)
                                                  ------------     ------------
        Other Expense, Net                           (154,184)        (204,820)
                                                   -----------     ------------

    NET LOSS                                     $ (1,651,261)    $ (1,743,420)
                                                  ============     ============

Basic and diluted loss per share                 $      (0.13)    $      (0.18)
                                                  ============     ============

Weighted average common shares outstanding:
         Basic and diluted                         12,814,753        9,561,495
                                                 ============     ============



          See accompanying notes to consolidated financial statements.

                           VISEON, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       Years Ended June 30, 2002 and 2001

                                                    Addl.
                                 Common Stock     paid-in    Accum.
                               Shares    Amount   capital    deficit    Total
                            --------  -------  ---------   --------- ----------

BALANCES, June 30, 2000    8,724,883 $ 87,249 $18,615,457 $(18,402,443) $300,263

Common stock sold in
  private placement, net
  of expenses              2,185,715   21,857     643,486           --  665,343

Common stock warrants
  issued  in connection
  with asset acquisition         --       --      326,325           --  326,325

Common stock warrants
  issued for services
  rendered                       --       --      225,061           --  225,061

Common stock issued for
  services rendered          75,000      750       28,545           --   29,295

Note payable and accrued
  interest converted to
  comon stock               674,383    6,743      229,290           --   236,03

Exercise of stock options     9,000       90        3,285           --    3,375

Compensation related to
  stock                         --        --       97,220           --   97,220

Net loss                        --        --          --  (1,743,420)(1,743,420)
                         ----------  --------   ---------  ---------- ----------
BALANCES, June 30, 2001  11,668,981  116,689   20,168,669 20,145,863)   139,495

Note payable and accrued
  interest converted into
  common stock net of
  expenses of $100,000    2,314,285   23,143      776,857         --    800,000

Common stock issued for
  services rendered         150,000    1,500      142,133         --    143,633

Exercise of stock
  options                    38,800      388       15,437         --     15,825

Common stock warrants
  issued in connection
  with subordinated
  note payable                  --      --        300,000         --    300,000

Common stock warrants
  issued in connection
  with revolving credit
  facility                      --      --         53,120         --     53,120

Compensation related to
  stock options                 --      --         74,529         --     74,529

Common stock warrants
  issued in connection
  with software
  acquisition                  --       --        182,900         --    182,900

Net loss                       --       --          --   (1,651,261) (1,651,261)
                         ---------- --------  ---------- ----------- -----------
BALANCES, June 30, 2002  14,172,066 $141,720 $21,713,645$(21,797,124) $  58,241
                         ========== ======== =========== =========== ===========


See accompanying notes to consolidated financial statements.

                           VISEON, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       Years Ended June 30, 2002 and 2001



                                                      2002             2001
                                                   -----------     ------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                          $ (1,651,261)    $ (1,743,420)
Adjustments to reconcile net loss
   to net cash flows from operating activities
     Depreciation and amortization                     358,999          347,099
     Amortization of original  issuance discount        26,560              --
     Inventory writedown to lower of cost or market        --            28,537
     Interest expense converted to common stock            --            11,033
     Common stock issued for services rendered         143,633           29,295
     Warrants issued for services rendered                 --           225,061
     Compensation related to stock options              74,529           97,220
     Changes in operating assets and liabilities
        Accounts receivable, net                      (784,667)         270,368
        Inventories                                   (241,638)         232,029
        Prepaid expenses                                (8,420)          33,446
        Checks written in excess of cash in bank        51,919              --
        Accounts payable                               388,675          274,974
        Accrued expenses                               (14,260)         (36,144)
        Deferred revenue                               (59,876)         (16,808)
                                                   ------------     ------------
  Net Cash Flows from Operating Activities          (1,715,807)        (247,310)
                                                   ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property and equipment                (56,417)        (353,100)
    Payments for intangible assets                     (78,732)        (133,189)
                                                   ------------     ------------
 Net Cash Flows from Investing Activities             (135,149)        (486,289)

CASH FLOWS FROM FINANCING ACTIVITIES
    Payments for debt issuance costs                   (38,334)             --
    Net advances (repayments) on revolving credit
      facility and warrants issued with revolving
       credit facility                                 761,039          (38,941)
    Proceeds from subordinated note
       payable, net of expenses                        790,000              --
    Proceeds from note payable - related party            --            225,000
    Proceeds from subordinated note payable and
        warrants issued with notes payable             300,000              --
    Payments on capital lease obligations              (58,689)        (123,993)
    Proceeds from issuance of common
        stock, net of expenses                             0            665,343
      Proceeds from exercise of common stock options    15,825            3,375
                                                   ------------      -----------
Net Cash Flows from Financing Activities             1,769,841          730,784
                                                   ------------      -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS                (81,115)          (2,815)

CASH AND CASH EQUIVALENTS - Beginning of Year           81,115           83,930
                                                   ------------    -------------
CASH AND CASH EQUIVALENTS - END OF YEAR            $      --       $     81,115
                                                   ============     ============
          See accompanying notes to consolidated financial statements.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

NOTE 1 - DESCRIPTION OF BUSINESS

Founded in 1993, Viseon, Inc. (the Company) changed its name from RSI Systems, Inc. to Viseon, Inc. on May 23, 2001. The Company designs, manufactures and resells business level videoconferencing systems, services and accessories for domestic and international markets. These systems are available in a variety of configurations and price points through both direct and indirect sales channels. Recently, the Company has undergone significant change, from being a sole provider of its own videoconferencing systems, to a company which also distributes products and services provided by others. The Company extends unsecured credit to customers in the normal course of business.

At June 30, 2002, the Company has a wholly-owned subsidiary, RSI Systems, Ltd. Customers are located primarily in the United Kingdom/Europe.

The Company has incurred losses from operations and negative cash flows for the years ended June 30, 2002 and 2001. Together with a working capital deficit at June 30, 2002, these conditions raise concerns about the Company's ability to generate positive cash flows and fund operations.

Management plans to increase sales and improve operating results through 1) increased marketing and a broader distribution of products from a relationship with a third party direct sales and marketing organization in the United States, and through a select group of stronger resellers and distributors, 2) continued revenue streams from a broader line of products, 3) continued measures to minimize overhead and 4) initiatives to protect its intellectual property rights. Management believes that funds generated from operations and funds from a credit facility will be sufficient to cover cash needs in the foreseeable future. There is no guarantee these funds will be available with terms favorable to the Company. In the event sales do not materialize at the expected rates, or the Company does not achieve planned gross margins, management would seek additional financing or would conserve cash by further reducing expenses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

The Company considers investments in highly liquid debt securities having an initial maturity of three months or less to be cash equivalents. The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

      INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method), or market.

      PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over their estimated useful lives which range from two to seven years. Leasehold improvements are amortized over the shorter of their estimated useful life or the term of the lease. Maintenance, repairs and minor renewals are expensed when incurred.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

      CAPITALIZED SOFTWARE COSTS

Software costs have been accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Costs associated with the planning and design phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred. Once technological feasibility has been determined, additional costs incurred in development, including coding, testing and product quality assurance are capitalized, when material. At June 30, 2002 and 2001, the Company had $625,612 and $625,009 of unamortized computer software costs, including software acquired. Amortization of computer software costs was $237,291 and $129,425 for the years ended June 30, 2002 and 2001.

      INTANGIBLE ASSETS

The Company amortizes patents over their estimated useful lives of ten years using the straight-line method. Covenants not to compete are being amortized using the straight-line method over the term of the covenants. Accumulated amortization was $45,726 and $9,154 at June 30, 2002 and 2001. Amortization expense was $36,572 and $9,154 for the years ended June 30, 2002 and 2001. Debt issuance costs are amortized over the term of the subordinated note payable using the straight-line method, which approximates the interest method.

      REVENUE RECOGNITION

The Company records sales revenue at the time merchandise is shipped. The Company ensures the transaction complies with the seven conditions and the six considerations contained in Accounting and Auditing Enforcement Release No. 108 of the Securities and Exchange Commission (SEC).

In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition." SAB No. 101, as amended, sets forth the SEC staff's position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured. The Company uses the above criteria to determine whether revenue can be recognized.

      SHIPPING AND HANDLING COSTS

In accordance with Emerging Issues Task Force (EITF) Issue 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company is including shipping and handling revenues in sales and shipping and handling costs in cost of goods sold.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

      RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to operations when incurred.

      ADVERTISING COSTS

All costs related to advertising the Company's products are expensed in the period incurred. Advertising expense for the years ended June 30, 2002 and 2001 was $88,945 and $12,129.

      NET LOSS PER SHARE

Basic and diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during each period. Dilutive common equivalent shares have not been included in the computation of diluted loss per share because their inclusion would be antidilutive. Antidilutive common equivalent shares issuable based on future exercise of stock options or warrants could potentially dilute basic and diluted loss per share in subsequent years. All options and warrants were antidilutive at June 30, 2002 and 2001.

      USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount for all financial instruments approximates fair value. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short maturity of these instruments. The fair value of debt and capital lease obligations approximates the current rates at which the Company could borrow funds with similar remaining maturities and risks.

      SEGMENT REPORTING

The Company is an international seller of video conferencing systems in the United States and the United Kingdom/Europe. Management believes the Company meets the criteria for aggregating its operating segments into a single reporting segment.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

      RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations." SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. In addition, SFAS No. 141 further clarifies the criteria to recognize intangible assets separately from goodwill. The requirements of SFAS No. 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001. The Company believes the adoption of SFAS No. 141 will not have a material effect on the Company's consolidated financial position or results of operations.

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 discontinues the amortization of recorded goodwill for fiscal years beginning after December 15, 2001. The Company believes the adoption of SFAS No. 142 will not have a material effect on the Company's consolidated financial position or results of operations.

In June 2001, the FASB issued SFAS No. 143. "Accounting for Asset Retirement Obligations." SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company believes the adoption of SFAS

No. 143 will not have a material effect on the Company's consolidated financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121. SFAS No. 144 primarily addresses significant issues relating to the implementation of SFAS No. 121 and develops a single accounting model for long-lived assets to be disposed of, whether primarily held, used or newly acquired. The provisions of SFAS No. 144 will be effective for fiscal years beginning after December 15, 2001. The provisions of SFAS No. 144 generally are to be applied prospectively. The Company believes the adoption of SFAS No. 144 will not have a material effect on the Company's consolidated financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, "Recission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The Company believes the adoption of SFAS No. 145 will not have a material effect on the Company's consolidated financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company believes the adoption of SFAS No. 146 will not have a material effect on the Company's consolidated financial position or results of operations.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

NOTE 3 - INVENTORIES

Inventories, net of reserve, consisted of the following at June 30:

                                                    2002            2001
                                                ------------   ---------

         Components                             $    299,099  $  437,150
         Finished goods                              788,562     109,240
                                                ------------   ---------
                                                $  1,087,661  $  546,390
                                                ============  ==========

NOTE 4 - PROPERTY AND EQUIPMENT, NET

Property and Equipment consisted of the following at June 30:

                                                   2002             2001
                                                ------------     -------

   Furniture, equipment and software         $  2,482,703    $ 2,251,970
   Leasehold improvements                           5,421          5,421
                                                ------------  ----------
         Total Property and Equipment           2,488,124      2,257,391

      Less: accumulated depreciation and
            amortization                       (1,767,693)   (1,453,851)
                                                ------------  ----------
         Property and Equipment, net         $    720,431   $   803,540
                                              ============  ============

Depreciation and amortization expense was $322,426 and $338,354 for the years ended June 30, 2002 and 2001.

NOTE 5 - SOFTWARE

In April 2001, the Company purchased from King Research the intellectual property and rights related to software products for $200,000, plus issuance up to a maximum of 1,000,000 warrants. At the signing of the agreement, the Company issued a warrant for the purchase of 750,000 shares of its common stock at an exercise price of $0.70. These warrants were valued at $326,325 using the Black-Scholes pricing model. In December 2001, the Company issued warrants for 250,000 shares of the Company's common stock at an exercise price of $0.70 per share. These warrants were valued at $182,900 using the Black-Scholes pricing model. The warrants expire in April 2006. Amortization of the software is provided using the straight-line method over its estimated useful life of five years.

As part of the agreement, the Company entered into three covenants not to compete by paying $25,000 for each agreement.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

NOTE 6 - INTANGIBLE ASSETS, NET

Intangible assets consisted of the following at June 30:

                                                  2002             2001
                                                -------     ------------

      Patents                                 $  136,922   $     58,190
      Covenants not to compete                    75,000         75,000
      Debt issuance costs                         38,334             --
                                                --------    ------------

         Total intangible assets                 250,256        133,190

      Less: accumulated amortization             (45,727)        (9,154)
                                                ---------   ------------

         Intangible assets, net               $  204,529   $    124,036
                                               =========   ============

NOTE 7 - REVOLVING CREDIT FACILITY

In December 2001, the Company entered into a $2,500,000 revolving credit facility agreement with a bank and issued warrants to the lender to purchase up to 200,000 common shares at $1.58 per share through December 2006. The proceeds of $2,500,000 were allocated between the notes and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount (the fair value of the warrants), is being amortized over the life of the note using the straight-line method, which approximates the interest method. The credit facility is due on demand, expires in December 2002 and is secured by substantially all assets of the Company. Interest on the outstanding borrowings accrues at the prime rate plus 2.25% (7% at June 30, 2002). On June 30, 2002, outstanding borrowings were $1,269,339. This revolving credit facility is subject to covenants defined in the agreement. As of June 30, 2002, the Company was not in compliance with the covenants. In July 2002, the covenants were modified.

Outstanding borrowings of $534,860 from the commercial loan agreement at June 30, 2001 were paid in full during fiscal 2002.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

NOTE 8 - SUBORDINATED NOTES PAYABLE

In June 2002, the Company borrowed $300,000 and issued warrants to the various lenders to purchase 545,454 common shares at $0.55 per share through June 2003. The notes are subordinated to the bank, due on demand, mature June 2003 with monthly interest only payments at 10%, and are secured by substantially all assets of the Company. The subordinated notes payable are also convertible into common stock of the Company at a conversion rate of $0.55 per share through June 2003. The proceeds of $300,000 were allocated between the notes and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount (the fair value of the warrants and the beneficial conversion of the notes payable into common stock as defined in Emerging Issues Task Force (EITF) 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments"), is being amortized over the life of the notes using the straight-line method, which approximates the interest method. The notes may be converted based on the terms of the agreement.

In connection with these notes, the Company issued 38,182 warrants to purchased common shares for services provided at $0.55 per share which expire in June 2007.

NOTE 9 - CAPITAL LEASE OBLIGATIONS

The following is a summary of leased equipment as of June 30:

                                                2002             2001
                                           ------------     ------------

     Equipment                           $    160,200     $    484,147
     Less: accumulated amortization          (137,950)        (383,842)
                                         ------------     ------------

                                         $     22,250     $    100,305
                                         ============     ============

The following is a schedule of future minimum lease payments under the remaining capital lease obligation together with the present value of the net minimum lease payments as of June 30, 2002:

         Future minimum lease payments due in 2003         $      4,840
         Less: Amount representing interest at 17%                 (823)
                                                            ------------
         Present Value of Future Minimum Lease Payments           4,017
         Less: Current portion                                   (4,017)
                                                            ------------

             Long-Term Capital Lease Obligation            $         --
                                                           ============

NOTE 10 - COMMITMENTS AND CONTINGENCIES

      OPERATING LEASES

The Company leases office space and various equipment under noncancelable operating leases with terms of monthly to three years. One of the leases requires the Company to pay its pro rata share of operating expenses.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001


NOTE 10 - COMMITMENTS AND CONTINGENCIES (cont.)

Future minimum rental payments due under noncancelable operating leases are as follows for the fiscal years ending June 30:

             2003                                           $    75,211

             2004                                                71,893

             2005                                                59,911
                                                              ----------
               Total                                        $   207,015
                                                            ===========

Total rent expense was $132,458 and $130,621 for the years ended June 30, 2002 and 2001.

      SOFTWARE LICENSE AGREEMENTS

During 1994, the Company entered into a software license agreement with a software development company which expires in 2004. Pursuant to the agreement, the Company is to pay a royalty fee of up to $25.00 per unit of videoconferencing systems containing the software. Royalty expenses related to this agreement for the years ended June 30, 2002 and 2001 were $5,400 and $17,850.

During 1996, the Company entered into a software license agreement with a software development company. Pursuant to the agreement, in addition to upfront licensing and production fees of $90,000, the Company is to pay a royalty fee of up to $40.00 per unit of videoconferencing systems containing the software. Royalty expenses related to this agreement for the years ended June 30, 2002 and 2001 were $8,640 and $3,558.

During 1998, the Company entered into a software license agreement with a software development company which expires in 2003. Pursuant to the agreement, in addition to upfront licensing and production fees of $25,000, the Company is to pay a royalty fee of up to $5.00 per unit of videoconferencing systems containing the software. Royalty expenses related to this agreement for the years ended June 30, 2002 and 2001 were $1,080 and $3,705.

During 1999, the Company entered into a software license agreement with a software development company. Pursuant to the agreement, in addition to upfront licensing and production fees of $25,000, the Company is to pay a royalty fee of $5.00 per unit of videoconferencing systems containing the software. The Company had no sales of related systems containing the software during the years ended June 30, 2002 and 2001.

        MANUFACTURING AGREEMENT

On August 28, 1996, the Company entered into a manufacturing agreement with a third party custom manufacturer (Manufacturer). Pursuant to this agreement, the Manufacturer agrees to produce the Company's videoconferencing products, and warrant that all products will be free from defects in material and workmanship for twelve months from the date the Company ships to the customer, or fifteen months from the date the Manufacturer ships to the Company, whichever comes first.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

The agreement may be terminated by either party upon failure of the other party to comply with any material term of the agreement after a 30 day written notice and cure period. In the event of such termination, the Company would be obligated to pay for any goods accepted under the terms of the agreement. The Company may also terminate the agreement upon 30 days written notice. In such case, the Company would be obligated to pay for material and work in progress for products ordered.

As of June 30, 2002, the Company's obligation for material and work in progress for products ordered was up to approximately $893,000.

      DISTRIBUTOR AND DEALER AGREEMENTS

The Company is a party to distributor and dealer agreements with several companies. Certain distributors and dealers have minimum purchase obligations. The term of each agreement is one year, renewable for additional one-year periods. Distributors and dealers receive discounts depending upon the number of systems ordered from the Company.

      INVESTOR AND RECRUITMENT AGREEMENT

In February 2001, in connection with an agreement for seeking of potential investors and recruiting and hiring of senior management, the Company issued the rights to purchase warrants for 500,000 shares of its common stock at an exercise price of $0.45. 50,000 warrants were issued and vested immediately and were valued at $10,315 using the Black-Scholes pricing model. Based on the agreement, 450,000 warrants will vest at a rate of 37,500 quarterly and may vest earlier based on the achievement of earnings criteria as defined in the agreement. Based on the agreement, as of June 30, 2002, 187,500 warrants vested and were valued at $38,680 using the Black-Scholes pricing model. The warrants expire in February 2006.

Based on the terms of the agreement, the Company must pay $500 per month for consulting fees. Consulting fee expense for the years ended June 30, 2002 and 2001 was $6,000 and $1,500.

      MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

Sales to one customer represented approximately 11% of net sales for the year ended June 30, 2002 with accounts receivable from two customers representing approximately 13% and 14% of total accounts receivable as of June 30, 2002. During the year ended June 30, 2001, sales to three customers represented approximately 39% of net sales, with accounts receivable from two customers representing approximately 76% of total accounts receivable as of June 30, 2001.

      RESTRUCTURING COSTS

During June 2001, the Board of Directors approved the movement of the Company's corporate office from Minneapolis, Minnesota to Dallas, Texas. The expenses related to this decision was $138,285 and was included in selling, general and administrative expenses for the year ended June 30, 2001.

      LEGAL PROCEEDINGS

The Company is involved in legal actions in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, management believes that there are no pending legal proceedings against or involving the Company for which the outcome is likely to have a material adverse effect upon the Company's consolidated financial position or results of operations.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

NOTE 11 - INCOME TAXES

The Company utilizes the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. The Company has incurred cumulative net operating losses for both financial statement and income tax reporting purposes. At June 30, 2002, the Company had net operating loss carryforwards of approximately $20,300,000 and research and development credit carryforwards of approximately $238,000. If not used, these carryforwards will begin to expire in 2010. During 1996, a change in ownership occurred pursuant to Section 382 of the Internal Code that limits the use of loss carryforwards in any one year. Subsequent ownership changes may further limit the use of these net operating loss carryforwards.


                                            2002              2001
                                          ------------      ------------
     Deferred income tax assets:
       Net operating loss carryforwards   $  7,890,000      $  7,357,200
       Asset valuation reserves and other      299,900           219,300
       Research and development credit
           carryforwards                       238,000           238,000
                                          ------------      ------------
                                             8,427,900         7,814,500
       Less: valuation allowance            (8,368,800)      (7,754,000)
     Deferred income tax liabilities:
       Depreciation and amortization           (59,100)         (60,500)
                                             ----------     ------------
     Net deferred income tax assets          $       --     $         --
                                             ==========     ============

Income tax computed at the U.S. federal statutory rate reconciled to the effective tax rate is as follows for the years ended June 30:

                                                 2002              2001
                                             ------------      ------------

     Federal statutory tax rate benefits       (35.0)%           (35.0)%
     State tax, net of federal benefit          (5.0)             (5.0)
     Change in valuation allowance              40.0              40.0
                                             ---------      ------------
     Effective tax rate                          0.0%              0.0%
                                             =========      ============

NOTE 12 - STOCKHOLDERS' EQUITY

      COMMON STOCK

In January 2001, the Company issued 75,000 shares of common stock valued at $29,295 as payment for consulting services to the former president of the Company. These shares have not been registered with the Securities and Exchange Commission.

In February 2001, a director of the Company converted a $225,000 note payable and accrued interest due from the Company into common stock. The Company issued 674,383 shares of common stock upon conversion of the note payable which, together with accrued interest at 10%, totaled $236,033. The note payable was converted into common stock at a price of $0.35 per share. These shares have not been registered with the Securities and Exchange Commission.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

During fiscal 2001, the Company received $665,343, net of offering costs as a result of a private placement of 2,185,715 shares of common stock to Digital Investors, LLC (Digital) for $0.35 per share. The shares were sold in connection with a Stock Purchase Agreement between the Company and Digital. This agreement was amended October 1, 2001. With the amendment, Digital issued warrants for the purchase of 800,000 shares of common stock at an exercise price of $0.75 per share expiring in April 2006.

During fiscal 2002, the Company issued 150,000 shares to directors and an outside consultant. The shares had fair market values ranging from $0.75 to $1.32 and were valued at $143,633. These shares have not been registered with the Securities and Exchange Commission.

In January 2002, Digital Investors, LLC (Digital) converted a $800,000 note payable and accrued interest from the Company into common stock. The Company issued 2,314,285 shares of common stock upon conversion of the note payable at a price of $0.35 per share, which totaled $790,000, Net of expenses.

      STOCK WARRANTS

In July 1995, in connection with the Company's initial public offering, the Company issued warrants to the underwriter for the purchase of 122,500 shares of common stock at an exercise price of $7.50. The warrants were exercisable through July 2000 and expired.

In September 1996, in connection to the Company's private offering of 1,500,000 shares of its common stock, the Company issued a warrant to the placement agent for the purchase of 150,000 shares of its common stock at an exercise price of $3.00. The warrant is exercisable through September 2002.

In January 1998, in connection with the Company's private offering of 1,671,255 shares of its common stock, the Company issued a warrant to the placement agent for the purchase of 167,126 shares of its common stock at an exercise price of $1.65. The warrant expires January 2008.

Two directors of the Company had warrants for the purchase of 15,000 shares of common stock at an exercise price of $3.00 per share. These warrants were exercisable through June 30, 2001 and expired.

Total warrants outstanding at June 30, 2002 were 4,400,762 with exercise prices ranging from $0.45 to $3.00 and expiring through June 2007.

      STOCK OPTIONS

The Company has a stock plan which permits the granting of stock options, including incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, nonqualified stock options and restricted stock.
The exercise price for options granted under the stock plan shall be at a price determined at the sole discretion of the compensation committee of the Company's board of directors provided, however, that incentive stock options granted under the plan shall be granted at exercise prices equal to the fair market value on the date of grant (110% for a stockholder holding 10% or more of the outstanding shares of common stock).

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

The Company has reserved 2,500,000 shares of common stock for issuance under the plan. At June 30, 2002, 1,197,250 shares remained available for grant. Options issued become exercisable over varying periods as provided in the individual plan agreements and have a term of five or ten years.

A summary of changes in common stock options during the years ended June 30, 2002 and 2001 is as follows:

                                                               WEIGHTED
                                                                AVERAGE
                                                               EXERCISE
                                                               PRICE PER
                                                    OPTIONS       SHARE
                                                    -------   ---------
Outstanding at June 30, 2000                       1,105,800  $     1.60

    Granted                                           15,000        0.38
    Exercised                                         (9,000)       0.38
    Canceled                                        (188,750)       1.72
                                                    --------- ----------

Outstanding at June 30, 2001                         923,050  $     1.43

    Granted                                          607,500        0.82
    Exercised                                        (38,800)       0.48
    Canceled                                        (189,000)       1.95
                                                    --------  ----------

Outstanding at June 30, 2002                       1,302,750  $     1.06
                                                   =========  ==========

Exercisable at June 30, 2002                         874,667  $     1.22
                                                   =========  ==========

As of June 30, 2002, the Company has granted 361,000 options outside the Plan with a weighted average exercise price of $4.26 with a weighted average remaining contractual life of 4.1 years.

The following table summarizes information about stock options outstanding as of June 30, 2002 including those issued outside the Plan:

                                 Options Outstanding Options Exercisable
                               ---------------------  ------------------
                             Weighted-
                             Average    Weighted-
 Range of                    Remaining   Average
 Exercise       Number      Contractual  Exercise     Number
  Prices      Outstanding     Life        Price     Exercisable    Price
---------    -------------  ----------- --------- ---------------  -----

$0.38-0.93      862,500         3.90   $   0.56        474,417   $  0.46
$1.03-3.00      651,250         5.66   $   2.00        611,250   $  2.05
$3.50-9.25      150,000         2.27   $   7.53        150,000   $  7.53
----------    ----------      -------  --------- ------------- ---------
$0.38-9.25    1,663,750         4.44   $   1.76      1,235,667   $  2.11
==========  ===========  ============  ========= ============= =========

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

The Company applies APB No. 25 and related interpretations in accounting for its stock option plans. Accordingly, $43,585 and $97,220 of compensation cost has been recognized in the accompanying consolidated statements of operations for the years ended June 30, 2002 and 2001. Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, the Company's net loss and basic and diluted loss per share would have been increased to the following pro forma amount for the years ending June 30:

                                                2002              2001
                                               ------------     --------
Net loss
    As reported                            $ (1,651,261)     (1,743,419)
    Pro forma                                (1,843,279)     (2,011,950)

Basic and diluted loss per share:
    As reported                            $      (0.13)          (0.18)
    Proforma                                      (0.14)          (0.21)

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2002 and 2001; risk-free interest rates of 5.0% and 4.5%, expected option lives of 10 years and 10 years, expected volatility of 68.89% and 61.12% and expected dividend yield of 0%.

The weighted average fair values of options granted in 2002 and 2001 were as follows:

    Fiscal 2002 grants                                     $       0.64
    Fiscal 2001 grants                                     $       0.12

NOTE 13 - RETIREMENT SAVINGS PLAN

The Company has a pre-tax salary reduction/profit-sharing plan under the provisions of section 401(K) of the Internal Revenue Code, which covers employees meeting certain eligibility requirements. Profit sharing contributions by the Company are completely discretionary. The Company made no contributions during the years ended June 30, 2002 and 2001.

                           VISEON, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2002 and 2001

NOTE 14 - RELATED PARTY TRANSACTIONS

      Pointe Design

During the year ended June 30, 2001, the Company purchased advertising and marketing services from a related party totaling $20,039. The Company believes that the fees paid related to these services were equivalent to those that would be paid under an arm's length transaction.

In February 2001, in connection with a marketing agreement with a company to market its products and services, the Company issued the rights to purchase warrants for 1,000,000 shares of its common stock at an exercise price of $0.45. These warrants were valued at $206,300 using the Black-Scholes pricing model. The warrants were issued based on the achievement of gross sales targets by December 2001. The warrants expire in February 2006.

The Company is obligated to pay commissions based on the terms outlined on the agreement. Commission and advertising and marketing expense for the years ended June 30, 2002 and 2001 were $742,283 and $50,082.

NOTE 15 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                                     2002          2001
                                                     -----    ----------
Supplemental disclosure of cash paid for
  Interest                                      $   99,256    $  219,541

Noncash investing and financing activities
  Software acquired through the issuance of
     common stock warrants                      $  182,900    $  326,325
  Note payable and accrued interest converted
     to common stock, net of expenses           $  790,000    $  236,003
  Inventory received as payment of other
     receivable                                 $  299,633    $       --
  Capital lease payment obligations transferred
     to accounts payable                        $   23,332    $       --


NOTE 16 - SUBSEQUENT EVENTS (unaudited)

During August 2002, the Company sold 333,333 shares of Company's common stock at $0.60 per share for gross proceeds of $200,000.

During August and September 2002, the Company sold 249,999 shares of the Company's common stock at $0.60 per share for gross proceeds of $150,000. In connection with the sale of these shares of common stock, the Company issued 249,999 warrants to purchase common stock of the Company at $0.60 per share which vest immediately with a term of five years.

In September 2002, the Company also issued 350,000 warrants to purchase common stock of the Company at $0.60 per share for consulting services valued at $242,100 using the Black-Scholes pricing model.

In October 2002, the Company signed an agreement with Digital Investors,
LLC to provide a line of credit to the Company if upon the Company is unable to obtain a line of credit with a bank by December 2002.

                           VISEON, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets


                                                       March 31,      June 30,
                                                         2003           2002
                                  Assets             (Unaudited)    (audited)
--------------------------------------------------------------------------------
Current assets:
  Cash and cash equivalents                           $ 185,388      $    -
  Accounts receivable, net of allowance for doubtful
    accounts of $92,000 and $144,000, respectively      143,760       1,314,131
  Inventories, net                                      154,107       1,087,661
  Prepaid expenses                                       35,138          39,984
                                                      ----------     -----------
    Total current assets                                518,393       2,441,776

Net property and equipment                              529,054         720,431

Intangible assets, net                                  134,869         204,529
                                                      ----------     -----------

                               Total assets         $ 1,182,316      $3,366,736
                                                     ===========     ==========

              Liabilities and Stockholders' Equity (Deficit)


Current liabilities:
  Checks issued in excess of cash in bank            $      -        $   51,919
  Revolving credit facility, net of original
    issue discount                                      484,032       1,269,339
  Subordinated notes payable, net of original
    issue discount                                      373,000              -
  Current portion of capital lease obligations              -             4,017
  Accounts payable                                    1,452,609       1,479,767
  Accrued expenses                                      164,432         204,745
  Deferred revenue                                          -           298,708
                                                     ----------      -----------

    Total current liabilities                         2,474,073       3,308,495

Stockholders' equity (deficit):
   Preferred stock ($.01 par value per share,
      5,000,000 shares authorized, no shares
      issued and outstanding)                               -               -
   Common stock ($.01 par value per share,
      50,000,000 shares authorized, 16,905,590
      and 14,172,066 issued and outstanding)            169,056         141,720
   Additional paid-in capital                        22,818,413      21,713,645
   Accumulated deficit                              (24,279,226)    (21,797,124)
                                                    ------------    ------------
    Total stockholders' equity (deficit)             (1,291,757)         58,241
                                                    ------------    ------------

Total liabilities and stockholders' equity (deficit) $1,182,316     $ 3,366,736
                                                    ============    ============


          See accompanying notes to consolidated financial statements.

                           VISEON, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations


                                           Three Months Ended Three Months Ended
                                                 March 31,            March 31,
                                                    2003                2002
                                                (Unaudited)         (Unaudited)
                                           ------------------ ------------------

Net sales                                        $   94,587         $ 1,758,774
Cost of goods sold                                   31,483           1,405,812
Decrease of reserve for inventories                (276,600)                -
                                                 -----------        ------------
   Gross profit                                     339,704             352,962

Research and development                             15,033              47,339
Selling, general, and administrative                699,777             210,244
                                                 -----------        ------------
   Operating income (loss)                         (375,106)             95,379

Other income (expense):
  Interest expense                                  (80,397)            (31,656)
  Other income (expense), net                         1,706              10,642
                                                ------------       -------------
   Other income (expense), net                      (78,691)            (21,014)
                                                ------------       -------------

   Net income (loss)                            $  (453,797)       $     74,365
                                                ============       =============

   Net income (loss) per common share - basic   $     (0.03)       $       0.01
   Net income (loss) per common share - diluted $     (0.03)       $       0.00

   Weighted average shares outstanding - basic   15,319,182          13,690,320
   Weighted average shares outstanding - diluted 15,319,182          16,057,644

                          VISEON, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations

                                          Nine Months Ended    Nine Months Ended
                                               March 31,            March 31,
                                                 2003                 2002
                                              (Unaudited)          (Unaudited)
                                              ----------           -----------

Net sales                                     $ 1,009,647          $ 6,018,866
Cost of goods sold                                959,294            4,370,154
Reserve for inventories                           323,400                    -
                                              -----------          -------------
   Gross profit (loss)                           (273,047)           1,648,712

Research and development                           60,239              220,849
Selling, general, and administrative            2,143,846            2,032,287
                                              ------------        --------------
   Operating loss                              (2,477,132)            (604,424)

Other income (expense):
  Interest expense                               (319,299)            (126,699)
  Gain on sale of deferred revenue contracts      314,712                    -
  Other income (expense), net                        (383)             113,265
                                             -------------        --------------
   Other Income/Expense                            (4,970)             (13,434)
                                             -------------        --------------

Net loss                                     $ (2,482,102)        $   (617,858)
                                             =============        =============

Net loss per common share - basic            $      (0.17)        $      (0.05)
Net loss per common share - diluted          $      (0.17)        $      (0.05)

Weighted average shares outstanding - basic    14,823,818           12,364,386
Weighted average shares outstanding - diluted  14,823,818           12,364,386



          See accompanying notes to consolidated financial statements.
                                      G-3

                           VISEON, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows


                                          Nine Months Ended    Nine Months Ended
                                                 March 31,            March 31,
                                                  2003                  2002
                                                (Unaudited)          (Unaudited)
--------------------------------------------------------------------------------

Cash flows from operating activities:
  Net loss                                  $   (2,482,102)     $     (617,858)
  Adjustments to reconcile net loss to
  net cash used in operating activities:
    Depreciation and amortization                  266,320             245,045
    Amortization of original issue discount        176,558              13,281
    Compensation related to stock options          (88,120)            (38,318)
    Compensation related to issuance of stock          -                86,400
    Warrants issued for services                   315,788              39,075
    Common stock issued for services               253,924                  -
    Gain on sale of deferred revenue contracts    (314,712)                 -
    Reserve for inventories                        323,400                  -
    Changes in operating assets and liabilities:
      Accounts receivable, net                   1,170,371            (932,103)
      Inventories                                  610,154          (1,071,440)
      Prepaid expenses                               4,846             (98,250)
      Cash issued in excess of cash in bank        (51,919)                 -
      Accounts payable                             (27,158)            740,350
      Accrued expenses                             (40,313)           (101,984)
     Deferred revenue                               16,003             217,604
                                                 ----------          -----------
Net cash provided by (used in) operating
   activities                                      133,040          (1,518,198)

Cash flows from investing activities:
  Proceeds from sale of deferred revenue
    contracts                                            1                  -
  Purchases of software, property and equipment     (5,283)            (53,790)
  Payments for patent costs                             -              (26,858)
                                                 ----------        -------------
      Net cash used in investing activities         (5,282)            (80,648)

Cash flows from financing activities:
  Net borrowing (repayments) on revolving
     credit facility                              (811,865)            744,820
  Payments of capital lease obligations             (4,017)            (73,612)
  Payments of note payable - stockholder                -             (800,000)
  Proceeds from subordinated notes payable         223,000                  -
  Proceeds from issuance of common stock           610,000             855,725
  Proceeds from note payable-stockholder                -              800,000
  Proceeds from exercise of common stock
    options                                         40,512                  -
                                                -----------          -----------
      Net cash provided by financing activities     57,630           1,526,933
                                                -----------          -----------

      Net change in cash and cash equivalents      185,388             (71,913)


Cash and cash equivalents at beginning of period        -           $   81,115
                                                ----------          ------------

Cash and cash equivalents at end of period       $185,388           $    9,202
                                                ==========          ===========

Supplemental cash flow information:
  Cash paid for interest, net of original
     issue discount                              $ 88,902           $  118,289



          See accompanying notes to consolidated financial statements.
                                      G-4

                                  VISEON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             March 31, 2003 and 2002

1. DESCRIPTION OF THE BUSINESS:

Viseon, Inc., a Nevada corporation, (the Company) was founded in 1993, and changed its name from RSI Systems, Inc. to Viseon, Inc. on May 23, 2001. Historically, the Company had been a developer of its own video conferencing systems primarily sold to corporate end users. Beginning with the third quarter of the Company's fiscal 2002, the Company's profit margins were eroded by intense competition. The Company recognized the need to modify its business model to achieve higher margins and benefit from its portfolio of U.S. patents, the fourth of which was issued in February 2003. In January 2003, the Company decided to exit its corporate video conferencing systems business. This was accomplished by the sale of its services contract portfolio and the liquidating of the assets associated with the corporate video conferencing business.

 The Company intends to begin licensing its intellectual property to third parties and developing proprietary consumer broadband videophone products and services, some of which will be based on its existing intellectual property. The Company plans on undertaking the development of these products and services jointly with a suitable, established developer and manufacturer. The Company is currently in the process of identifying and selecting the developer and manufacturer and has also become a distributor in the U.S. of a broadband videophone manufactured by an Asian partner. The Company also plans on continuing to form new relationships with other companies to distribute their products alongside its own products.

The Company's marketing strategy is to focus on residential consumers who have historically not purchased video communications in the past. All of these developments have affected and will continue to affect its financial model in terms of margins, cash flow requirements, and other areas. The Company has a limited history with respect to the direction its business is now taking. There can be no assurance that the Company will be able to succeed in implementing its strategy, or that the Company will be able to achieve positive cash flow or profitable operations as a result of these changes in its business.


2. BASIS OF PRESENTATION:

The unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the consolidated financial statements have been omitted or condensed pursuant to such rules and regulations. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company's June 30, 2002 consolidated financial statements and related notes included in the Company's Annual Report on Form 10-KSB.

The consolidated financial statements include the accounts of RSI Systems, Ltd. a subsidiary in the United Kingdom, which is wholly owned by the Company.

The consolidated financial statements reflect all adjustments, of a normally recurring nature, necessary to fairly present the results of operations and financial position of the Company for the interim periods. Operating results for the three and nine months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year as a whole.

                                  VISEON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             March 31, 2003 and 2002

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Capitalized Software Costs. Software costs have been accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Costs associated with the planning and design phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred. Once technological feasibility has been determined, additional costs incurred in development, including coding, testing and product quality assurance is capitalized, when material. At March 31, 2003 and June 30, 2002, the Company had $350,027 and $625,612 respectively of unamortized computer software costs, including software acquired.

Liquidity. The Company has incurred losses from operations and negative cash flows for the three and nine months ended March 31, 2003 and 2002. Together with a working capital deficit at March 31, 2003, these conditions raise concerns about the Company's ability to generate positive cash flows and fund operations for the next twelve months.

         The Company is currently attempting to raise $2.5 million through a private placement of its common stock to qualified investors. Of this amount, $1.5 million will be used for product research and development, and $1,000,000 will be used for working capital. There can be no assurance that the Company will be successful in raising the $2.5 million. If required financing is not available on acceptable terms, the Company will be prevented from completing the necessary development, commencing commercial operations and pursuing its business plan. Completion and testing of the Company's products and services is expected to be completed within nine to twelve months after the $2.5 million is raised. Once the Company has completed development, hired and trained employees, test marketing will commence. The Company does not expect any difficulty or lengthy delay in the hiring and training of employees and completing its design once funds have been raised.

           There are no expected purchases or sales of any plant or significant equipment, other than the Company's proposed purchase of Appian service platform components that are expected to cost approximately $200,000.

Intangible Assets. The Company amortizes patents over their estimated useful lives of ten years using the straight-line method. Covenants not to compete are being amortized using the straight-line method over the term of the covenants. Accumulated amortization of intangible assets was $77,052 and $45,726 at March 31, 2003 and June 30, 2002, respectively.

Revenue Recognition. The Company records sales revenue at the time products are shipped or services are provided. The Company ensures the transaction complies with the seven conditions and the six considerations contained in Accounting and Auditing Enforcement Release No. 108 of the Securities and Exchange Commission
(SEC).

 The SEC issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition." SAB No. 101, as amended, sets forth the SEC staff's position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller's price to the buyer is fixed or determinable and collect ability is reasonably assured. The Company uses the above criteria to determine whether revenue can be recognized, and therefore, believes that the issuance of this bulletin does not have a material impact on these consolidated financial statements.

Accounts Receivable reserves. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company's customers declined, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventory valuation. The Company writes down excess and obsolete inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about product life cycles, demand for the Company's products, market conditions and other pertinent factors. If actual product life cycles, product demand and market conditions are less favorable than those projected by management, additional inventory write-downs may be required in future periods. The Company recorded a $323,400 reserve related to inventory for the nine months ended March 31, 2003.

Net income (loss) per common share. Basic net income (loss) per common share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for the reporting period. Diluted net loss per common share is computed by dividing net loss by the sum of the weighted average number of common shares outstanding plus all additional common stock that would have been outstanding if potentially dilutive common shares related to common share equivalents (stock options and stock warrants) had been issued. All options and warrants outstanding during the three and nine months ended March 31, 2003 and 2002 were anti-dilutive.

Stock-Based Compensation. In accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of quoted market price of the Company's common stock at the grant date over the amount the employee must pay for the stock. The Company's general policy is to grant stock options at fair value at the date of grant.

Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of Statement of Financial Accouting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," the Company's net income (loss) and basic and diluted net income (loss) per common share would have been changed to the following pro forma amounts:

                              Three Months Ended             Nine Months Ended
                                   March 31,                     March 31,
                                2003          2002            2003        2002
                              --------------------          -------------------
Net income (loss)
   As reported                $ (453,797)  $  74,365     $(2,482,102) $(617,858)
   Pro forma                    (507,030)     28,377      (2,581,471)  (789,098)

Basic net income (loss) per
  Common share:
   As reported                     (0.03)       0.01           (0.17)     (0.05)
   Pro forma                       (0.03)       0.00           (0.17)     (0.06)

Diluted net income (loss) per
  Common share:
   As reported                     (0.03)       0.00           (0.17)     (0.05)
   Pro forma                       (0.03)       0.00           (0.17)     (0.06)

Stock based compensation:
   As reported                     1,820    (195,860)        (88,120)   (38,319)
   Pro forma                      53,233      45,988          99,369    171,240


In determining the compensation cost of options granted during the three and nine months ended March 31, 2003 and 2002, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions used in these calculations are summarized as follows:

                                Three Months Ended       Nine Months Ended
                                       March 31,                March 31,
                                    2003      2002        2003             2002

Risk-free interest rate             4.38%         5%        4.38%            5%
Expected life of options granted  5 years   10 years      5 years      10 years
Expected volatility                68.89%     68.89%       68.89%        68.89%
Expected dividend yield                0%         0%           0%            0%


4. REVOLVING CREDIT FACILITY:

In December 2001, the Company signed a commercial loan agreement with a bank for a $3,000,000 revolving credit facility that matured in December 2002. The facility is secured by all corporate assets and provided working capital based on a borrowing base comprised of accounts receivable and inventories. Interest on outstanding borrowings accrues at a 12% rate as of March 31, 2003. Outstanding borrowings were $484,032 and $1,269,339 at March 31, 2003 and June 30, 2002 net of an original issuance discount of $0 and $26,558.

This line of credit matured on December 5, 2002, and the outstanding balance owed under the line is now due and payable. The lender providing the line of credit has notified the Company as to the expiration of the line, although the lender has not demanded payment of the outstanding balance. The exercise of the lender's rights with respect to the line of credit could materially adversely affect our business. We are working with this lender with regard to the payment of the outstanding balance, and the proceeds from sales of the collateral securing this line of credit are being paid to reduce such balance. We will need to renew our existing line of credit or pursue potential alternative financing sources to provide working capital and financing for future operations. There can be no assurance that an alternative line of credit will be available to the Company on reasonable terms or at all. Because our existing line of credit is secured by virtually all of our assets, demand for repayment of the outstanding balance could lead to liquidation of our assets, and/or could cause us to cease operations or cause the company to seek bankruptcy protection. In addition, any alternative debt financing (if available and undertaken), like our existing financing, will almost certainly involve restrictions limiting our operating flexibility.

Pending the procurement of a definitive financing arrangement, the Company has been obtaining funds in comparatively small amounts on an "as needed" basis from various sources of debt financing pursuant to non-binding, informal arrangements that include a conversion option to common stock at $.30 per share. There can be no assurances that the Company will be able to continue to obtain funds from these sources. Moreover, although we previously reached an informal, interim-financing agreement with Digital Investors, LLC, further negotiations on this financing arrangement are currently being postponed pending developments on a more definitive financing arrangement with an institutional lender.


Subordinated notes payable. In June 2002, the Company borrowed $300,000 and issued five-year warrants to the various lenders to purchase 545,454 common shares at $0.55 per share through June 2003. The notes are subordinated to the Company's senior lender, are due on demand and, mature June 2003. Interest on the subordinated notes is due and payable monthly at an annual rate of 10%. The subordinated notes are secured by substantially all assets of the Company. The subordinated notes payable are convertible into common stock of the Company at a conversion rate of $0.55 per share through June 2003. The proceeds of $300,000 were allocated between the notes and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount of $300,000 (the fair value of the warrants and the beneficial conversion of the notes payable into common stock as defined in Emerging Issues Task Force (EITF) 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments") is being amortized over the life of the notes using the straight-line method, which approximates the interest method. Amortization of the original issue discount was $75,000 and $225,000 for the three and nine months ended March 31, 2003. The notes may be converted based on the terms of the agreement. Outstanding borrowings were $300,000 at March 31, 2003 and June 30, 2002, plus accrued interest. The Company is currently in default on the subordinated notes and has made no interest payments. The Company is currently in discussions with the holders of the subordinated notes to extend and modify the payment terms.

6. COMMITMENTS AND CONTINGENCIES:

a)       Manufacturing Agreement
              On August 28, 1996, the Company entered into a manufacturing agreement with a third party custom manufacturer (Manufacturer). Pursuant to this agreement, the Manufacturer agreed to produce the Company's videoconferencing products, and warrant that all products will be free from defects in material and workmanship for twelve months from the date the Company ships to the customer, or fifteen months from the date the Manufacturer ships to the Company, whichever comes first.

              The agreement may be terminated by either party upon failure of the other party to comply with any material terms of the agreement after a 30-day written notice and cure period. In the event of such termination, the Company would be obligated to pay for any goods accepted under the terms of the agreement. The Company may also terminate the agreement upon 30 days written notice. In such case, the Company may be obligated to pay for certain material and work in progress for products ordered. As of March 31, 2003, the Company's loss contingency for material and work in progress for products ordered amounted up to approximately $1,200,000.

              This amount represents the approximate cost to the manufacturer of goods purchased on behalf of the Company in support of the manufacturing of the Company's MediaPro product line that have not been incorporated into finished MediaPro products shipped and billed to the Company. This product line has not been the primary focus of the Company's sales and marketing activities during fiscal year 2002 or 2003 since the Company's efforts have been directed toward sales of well-known brand name products owned and manufactured by other companies in the marketplace. In addition, the MediaPro product line does not contain certain features (primarily the ability to operate over IP networks) demanded by many customers in North America, where the Company has concentrated its sales efforts. These factors, when viewed in conjunction with the level of inventory purchased on behalf of the Company by the Manufacturer, create a contingency that could result in the Manufacturer claiming the Company is obligated to pay for the inventory it has procured to build MediaPro products.


              In the fiscal year 2003, the Company did not sell any MediaPro products. In the event the Company cannot sell sufficient levels of MediaPro to utilize the inventory procured by the manufacturer within a reasonable amount of time, the Company and the manufacturer could enter into negotiations regarding ultimate responsibility for the goods. In such a case, and in the event an agreement is reached that obligated the Company to pay for all or a portion of the inventory, the Company could experience additional losses if such inventory costs were not subsequently recoverable through MediaPro product sales in the marketplace or other means. As of March 31, 2003 the Company has not reserved for this contingency in its consolidated financial statements, as it currently believes that financial loss related to the matter is not probable.


b)       Investor and Recruitment Agreement
a. In February 2001, in connection with an agreement for seeking potential investors and recruiting and hiring senior management, the Company issued warrants to purchase 500,000 shares of its common stock at a price of $.45 per share. 50,000 warrants were issued and vested immediately and were valued at $10,315 using the Black-Scholes pricing model. In addition, 450,000 warrants vest at a rate of 37,500 quarterly and may vest earlier based on the achievement of earnings criteria as defined in the agreement.
              In connection with the agreement, 37,500 warrants vested and were valued at $7,736 using the Black-Scholes pricing model during the third quarter of fiscal year 2003. As of March 31, 2003, 300,000 warrants vested and were valued at $61,888 using The Black-Scholes pricing method. The warrants expire in February 2006.

7.     Stock Equity (Deficit)

         During August 2002, the Company sold 333,333 shares of Company's common stock at $0.60 per share for proceeds of $200,000.

         During August and September 2002, the Company sold 249,999 shares of the Company's common stock at $0.60 per share for proceeds of $150,000. In connection with the sale of these shares of common stock, the Company issued 249,999 warrants to purchase common stock of the Company at $0.60 per share, which vest immediately with a term of five years. As of March 31, 2003 94,500 common stock options had been exercised for $40,512.

         During March 2003, the Company sold 1,040,000 shares of the Company's common stock at $.25 per share for proceeds of $260,000. In connection with the sale of these shares of common stock, the Company issued 1,040,000 warrants to purchase common stock of the Company at $0.25 per share, which vest immediately with a term of five years..

         During January and March 2003, 1,015,692 shares had been issued pursuant to the 2003 Consultant Compensation Plan in payment of approximately $254,000 in services rendered.

8.       Subsequent Event

         On April 11, 2003 The Company was notified by the fourth Judicial District Court of Minnesota that a judgement was entered in favor of Simplex Time Recorder, Co for $69,626. These monies were due for the remaining lease term of the former location of the Corporate headquarters Minneapolis, MN.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 78.7502 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, section 78.7502 provides that a corporation may indemnify those serving in the capacities mentioned above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in connection with the defense or settlement of the action or suit, provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of the NGCL provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending an action, suit or proceeding must be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. Section 78.751 further provides that indemnification and advancement of expense provisions contained in the NGCL shall not be deemed exclusive of any rights to which a director, officer, employee or agent may be entitled, whether contained in the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, provided, however, that no indemnification may be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action

         The Company's Bylaws permit indemnification in accordance with Section
78.751 of the NGCL. The Company's Articles of Incorporation and Bylaws limit the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. The estimated expenses set forth below, will be borne by the Company.

         Item                                                           Amount

         SEC Registration Fee ...........................................$ 591
         Legal Fees and Expense .......................................$15,000
         Accounting Fees and Expenses ................................ $ 2,500
         Printing .....................................................$ 1,000

         Total ........................................................$19,091

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         During March 2003, the Company entered into agreements with two accredited investors whereby these investors would purchase from the Company an aggregate of 1,040,000 shares of common stock at a per-share purchase price of $.25 for an aggregate offering amount of $260,000. Each of these investors also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.25 for each share of common stock purchased in this offering. The issuances of the common stock and the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Regulation D under, the Securities Act of 1933, as amended (the "Act").

         During September 2002, the Company issued an aggregate of 583,332 shares of common stock to three accredited investors at a per-share purchase price of $.60 for an aggregate offering amount of $350,000. Two recipients of these shares (or an affiliate) also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.60 for each share of common stock received in this offering. For services performed by a third party the Company issued a warrant to purchase 350,000 shares of common stock of the Company at a per-share exercise price of $.60. The issuances of the common stock and the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Regulation D under the Act

         During June 2002, the Company sold to two investors its convertible secured subordinated notes in an aggregate principal amount of $300,000. These notes provide for their conversion into shares of the Company's common stock at a conversion rate of one share for each $.55 of amount outstanding on the notes. Each purchaser of these notes also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes, for an aggregate number of 545,454 warrant shares. The issuances of these notes and warrants are claimed to be exempt, and the issuance of the common stock underlying these notes warrants will be claimed to be exempt, pursuant to Regulation D under the Act.

         On March 4, 2002, the Company granted John C. Harris 250,000 options at an exercise price of $.66 per share. Because Mr. Harris was the Company's Chief Executive Officer at the time this option was issued, the issuance of the option is claimed to be exempt, and the issuance of the common stock underlying the option will be claimed to be exempt, pursuant to Section 4(2) of the Act.

         On December 20, 2001, the Company granted Jim Hanzlik 125,000 options at an exercise price of $1.04 per share. Because Mr. Hanzlik was the Company's Chief Financial Officer at the time this option was issued, the issuance of the option is claimed to be exempt, and the issuance of the common stock underlying the option will be claimed to be exempt, pursuant to Section 4(2) of the Act.

         On April 16, 2001, the Company granted warrants to purchase 750,000 shares of common stock at a price of $.70 per share to King Research LLC ("King"), as part of the purchase of a product technology. On December 28, 2001, in conjunction with King's fulfilling its commitment to purchase $250,000 of ALRS product, the Company granted warrants to purchase an additional 250,000 shares of common stock, at a price of $.70 per share. The issuances of these warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Regulation D under the Act.

         Between February 23, 2001 through June 20, 2001, the Company sold to Digital Investors LLC ("Digital") an aggregate of 2,185,715 shares for an aggregate net purchase price of $665,343. Because Digital was the Company's largest shareholder at the time these shares of common stock were issued with adequate access to information about the company and with the ability to protect adequately its interests, the issuance of the shares of common stock are claimed to be exempt pursuant to Section 4(2) of the Act.

         On February 23, 2001, the Company granted warrants to Active Management, LLC ("AM"), a management and consulting firm, for the purchase of 500,000 shares of common stock at an exercise price of $.45 per share. The warrants are exercisable at a rate of 50,000 on February 23, 2001 and 37,500 per quarter thereafter (or earlier, based on the achievement of certain earnings targets) and expire five years from the date of issuance. The issuances of these warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Regulation D under the Act.

         On February 23, 2001, the Company granted warrants to RSI Marketing, LLC (RSIM), a sales and marketing firm affiliated with AM, for the purchase of 1,000,000 shares of common stock at an exercise price of $.45 per share. The warrants vest based on the achievement of certain sales targets by RSIM through December, 2002. The warrants are exercisable for a period of five years from the date of issuance. The issuances of these warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Regulation D under the Act.

         On January 31 2001, the Company granted Eugene W. Courtney 75,000 shares of restricted common stock as compensation for consulting services provided during the transition to a new Chief Executive Officer. Because Mr. Courtney was the Company's Chief Executive Officer and President at the time these shares were issued, the issuance of these shares is claimed to be exempt pursuant to Section 4(2) of the Act.

         In August 2000, the Company received $225,000 from Richard F. Craven, then Chairman of the Company, in exchange for a convertible demand note payable. On February 26, 2001, the principal amount of the note, together with accrued interest at 10% per annum, ($236,034) was converted into 674,383 shares of common stock of the Company at a price of $.35 per share, in connection with a Stock Purchase Agreement between the Company and Digital and the terms of the note payable. Because Mr. Craven was the Company's Chairman of the Board and Chief Executive Officer at the time this note and shares of common stock were issued, the issuance of the note and the shares of common stock are claimed to be exempt pursuant to Section 4(2) of the Act.

ITEM 27.  EXHIBITS

EXHIBIT INDEX

Exhibit No.         Description                                Method of Filing

2.1         Plan of Merger between RSI Systems,    Filed as Exhibit 10.40 to the
            Inc. and Viseon, Inc.                  Company's March 2001 10-QSB
                                                   and incorporated herein by
                                                   reference.

3.1         Articles of Incorporation of           Filed as Exhibit 3.1 to the
            Viseon, Inc.                           Company's S-2/A Registration
                                                   Statement   dated   July  25,
                                                   2001 and incorporated herein
                                                   by reference.

3.2         Certificate of Amendment of            Filed as Exhibit 3.1 to the
            Articles of incorporation of           Company's S- 2 Registration
            Viseon, Inc. dated May 24, 2001        Statement dated July 25, 2001
                                                   and incorporated herein by
                                                   reference.

3.3         Bylaws of Viseon, Inc.                 Filed as Exhibit  3.1 to the
                                                   Company's S-2/A  Registration
                                                   Statement dated July 25, 2001
                                                   and incorporated herein by
                                                   reference.

4.1         Form of Warrant granted to             Filed as Exhibit A to Exhibit
            RSI Marketing, LLC                     10.36 to the Company's March
                                                   31, 2001 10-QSB and
                                                   incorporated  herein
                                                   by reference.

4.2         Form of Warrant granted to             Filed as Exhibit A to Exhibit
            Active Management, LLC.                10.38 to the Company's  March
                                                   31,  2001  10-QSB  and
                                                   incorporated  herein by
                                                   reference.

5.1      Opinion of Randall W. Heinrich,           To be filed by amendment
         sole principal of Randall W.
         Heinrich, P.C.,
         Member of Gillis, Paris &
         Heinrich, PLLC.

10.1     1994 Stock Plan.*                        Filed as Exhibit  10.5 to the
                                                  SB-2 Registration Statement
                                                  and incorporated herein by
                                                  reference.

10.2     Employment Agreement between the         Filed as Exhibit 10.20 to the
         Company and Donald Lies dated            Form 10-KSB Annual Report of
         February 1, 1996.                        the Company for 1996, File No.
                                                  000-27106 (the "Company's 1996
                                                  10-KSB") and incorporated
                                                  herein by reference.

10.03    Manufacturing Agreement with             Filed as Exhibit 10.21 to the
         Altron, Inc. dated August 28, 1996.      Company's 1996 10-KSB and
                                                  incorporated  herein by
                                                  reference.

10.04    Non-Qualified Stock Option Agreement     Filed as Exhibit 10.14 to Form
         with Donald C. Lies.*                    10-KSB Annual Report  of  the
                                                  Company  for 1997, File No.
                                                  000-27106 (the "Company's 1997
                                                  10-KSB")

10.05    Restricted Stock Agreement with          Filed as Exhibit 10.15 to the
         Donald C. Lies.*                         Company's 1997 10-KSB and
                                                  incorporated herein by
                                                  reference

10.06    Qualified Stock Option Agreement         Filed as Exhibit 10.16 to the
         with Donald C. Lies.*                    Company's 1997 10-KSB and
                                                  incorporated herein by
                                                  reference

10.07    Termination of Stock Purchase            Filed as Exhibit 10.17 to  the
         and Subscription Agreement.*             Company's 1997 10-KSB and
                                                  incorporated  herein by
                                                  reference

10.08    Severance Agreement Between the          Filed as Exhibit 10.27  to the
         Company and Donald C. Lies.              Form 10-KSB Report  of  the
                                                  Company  for 1999, File No.
                                                  000-27106 (the "Company's 1999
                                                  10-KSB")

10.09    Modified Separation and Severance        Filed as Exhibit 10.32  to the
         Agreement between the Company and        Form 10-KSB Annual Report of
         Donald C. Lies.                          the Company for 2000, File No.
                                                  000-27106  (the "Company's
                                                  2000 10-KSB")

10.10    Stock Purchase Agreement by and          Filed as Exhibit 10.33 to the
         between Company and Digital              Form 10-QSB Quarterly Report
         Investors, LLC, dated as of February     of the Company for Period
         23, 2001.                                ended March 31, 2001, File No.
                                                  000-27106  (the  "Company's
                                                  March  2001 10-QSB")

10.11    Shareholder Voting Agreement by          Filed as Exhibit 10.34 to
         and between the Company and Digital      Company's March 2001 10-QSB
         Investors, LLC, Richard F. Craven        and incorporated herein by
         and Byron G. Shaffer, dated as of        reference.
         February 23, 2001.

10.12    Registration Rights Agreement by         Filed as Exhibit 10.35 to
         and between the Company and Digital      the Company's March 2001
         Investors, LLC, dated as of              10-QSB and ncorporated herein
         February 23, 2001.                       by reference.

10.13    Marketing Agreement by and               Filed as Exhibit 10.36 to
         between Company and RSI Marketing,       Company's March 2001 10-QSB
         LLC, dated as of February 23, 2001.      and incorporated herein by
                                                  reference.

10.14    Registration Rights Agreement by         Filed as Exhibit 10.37 to
         and between Company and RSI              Company's March 2001 10-QSB
         Marketing, LLC, dated as of February     and incorporated herein by
         23, 2001.                                reference.

10.15    Management and Consulting Agreement     Filed as Exhibit 10.38 to
         by and between Company and Active       Company's March 2001 10-QSB and
         Management, LLC, dated as of            incorporated herein by
         February 23, 2001.                      reference.

10.16    Registration Rights Agreement by        Filed as Exhibit 10.39 to
         and between Company February 23,        Company's March 2001
         2001.

10.17    Asset Purchase Agreement with          Filed  as  Exhibit  10.41 to
         King Research, LLC                     Company's March 2001 10-QSB  and
         dated April 12, 2001.                  incorporated   herein   by
                                                reference.

10.18    Licensing and Manufacturing            Filed as Exhibit  10.42 to
         Agreement with Mike Prell              Company's  March 2001 10-QSB and
         d/b/a Dallas Computer Recovery,        incorporated  herein by
         dated April 12, 2001.                  reference.

10.19    Non-Competition, Confidentiality       Filed as Exhibit 10.43 to
         and Assignment Agreement with King     Company's March 2001 10-QSB and
         Research, LLC and Jeff Clem dated      incorporated herein by
         April 12, 2001.                        reference.

10.20    Non-Competition, Confidentiality       Filed  as  Exhibit  10.44 to
         and Assignment Agreemetn with King     Company's  March 2001 10-QSB and
         Research, LLC, dated April 12, 2001.   incorporated herein by
                                                reference.

10.21    Non-Competition, Confidentiality       Filed as Exhibit 10.45 to
         and Assignment Agreement with King     Company's March 2001 10-QSB and
         Research, LLC, Mike Prell and          incorporated herein by
         Mike Prell d/b/a Dallas Computer       reference.
         Recovery, dated April 12, 2001

10.22    Non-Competition, Confidentiality       Filed as Exhibit 10.46 to
         and Assignment Agreement with King     Company's March 2001 10-QSB and
         Research, LLC, and Andrew Sears,       incorporated herein by
         dated April 12, 2001.                  reference.

10.23    First Amendment to Stock Purchase      Filed as Exhibit 10.48 to
         Agreement                              Company's  June 2001 10-KSB and
                                                incorporated herein by
                                                reference.

10.24    Security Agreement with Digital        Filed as Exhibit 10.49 to
         Investors, LLC                         Company's June 2001 10-KSB and
                                                incorporated herein by
                                                reference.

10.25    Note Payable to Digital Investors,     Filed as  Exhibit  10.50 to
         LLC                                    Company's June 2001 10-KSB and
                                                incorporated herein by
                                                reference.

10.26    Loan and Security  Agreement           Filed as  Exhibit  10.51 to
         (Domestic)                             Company's December 2001 10-QSB
                                                and incorporated herein by
                                                reference

10.27    Loan and Security  Agreement           Filed as  Exhibit  10.52 to
         (EXIM)                                 Company's December 2001 10-QSB
                                                and incorporated herein by
                                                reference

10.28    EXIM Borrower Agreement                Filed as  Exhibit  10.53 to
                                                Company's December 2001 10-QSB
                                                and incorporated herein by
                                                reference

10.29    EXIM Note                              Filed  as  Exhibit  10.54  to
                                                Company's December  2001  10-QSB
                                                and incorporated  herein  by
                                                reference

10.30    Integration Letter Agreement           Filed as  Exhibit  10.55 to
         (Domestic)                             Company's December 2001 10-QSB
                                                and incorporated herein by
                                                reference

10.31    Integration Letter Agreement           Filed as  Exhibit  10.56 to
         (EXIM)                                 Company's December 2001 10-QSB
                                                and incorporated herein by
                                                reference

10.32    IP Agreement                           Filed  as  Exhibit  10.57  to
                                                Company's December  2001  10-QSB
                                                and  incorporated  herein  by
                                                reference

10.33    Amendment to Loan Agreement            Filed as  Exhibit  10.58 to
                                                Company's March 2001 10-QSB and
                                                incorporated herein by reference

10.34    Amendment to Loan Agreement            Filed as Exhibit  10.60  to the
                                                Form 10-KSB Annual Report of the
                                                Company  for  2002  File  No.
                                                000-27106  (the  "Company's
                                                2002  10-KSB") and  incorporated
                                                herein by reference

10.35    Exclusive Distribution Agreement       Filed as Exhibit 10.61   to  the
                                                Company's 2002 10-KSB and
                                                incorporated herein by reference

23.1+    Consent of Virchow, Krause &           Filed herewith electronically.
         Company, LLP

23.2     Consent of Randall W. Heinrich,        To be filed by amendment
         sole principal of Randall W.
         Heinrich, P.C., Member of Gillis,
         Paris & Heinrich, PLLC.

24.1+    Power of attorney from directors       Filed herewith electronically.
          (included in signature page of
           this Registration Statement).

99.01    The Company's Year 2003 Consultant     Filed  as  Exhibit  4.1 to the
         Compensation Plan                      Company's Registration Statement
                                                on Form S-8 (SEC File No.  333-
                                                102551) filed January 16, 2003

----------------------------
+ Filed herewith.
* Denotes an exhibit that covers management contracts or compensatory plans or arrangements.

ITEM 28.  UNDERTAKINGS

         A. The undersigned Registrant will:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and include any additional or changed material information on the plan of distribution.

                  (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         B. (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  (2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on June 19, 2003.

                                 VISEON, INC.


                                 By   \S\ John C. Harris
                                 John C. Harris,
                                 Chief Executive
                                 Officer and President

                                POWER OF ATTORNEY

         The undersigned directors and officers of Viseon, Inc. (other than John
C. Harris) hereby appoint John C. Harris as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                  Title                          Date

/S/ John C. Harris              Director; Chief Executive         June 19, 2003
------------------
John C. Harris                  Officer and President;
                                (Principal Executive Officer,
                                Principal Financial Officer and
                                Principal Accounting Officer)


/S/ Gerald Dube                 Director                          June 19, 2003
----------------
Gerald Dube


/S/ W.R. Howell                 Director                          June 19, 2003
------------------
W.R. Howell


/S/ Charles Rey                 Director                          June 19, 2003
------------------
Charles Rey

/S/Brian Day                    Director                          June 19, 2003
-----------------
Brian Day